THIS AGREEMENT is made on April 17,1998 BETWEEN:-

(1)      COURTAULDS  PLC No.  128124  whose  registered  office is at  50 George
         ---------------
         Street,  London  W1A 2BB ("the Vendor");

(2) COURTAULDS AEROSPACE LIMITED No. 230220 whose registered office is at 72 Lockhurst Lane, Coventry, CV6 5RS ("CAL", CAL and the Vendor being together referred to as "the Companies");


(3)      NP AEROSPACE LIMITED No. 34724080 whose registered  office is at Equity

         House, 7 Rowchester Court, Whittall Street, Birmingham B4 6D ("the Purchaser"); and


(4)      REINHOLD  INDUSTRIES INC.  incorporated  under the laws of the State of
         -------------------------
         Delaware whose corporate offices are at 12827 East Imperial Hwy, Santa Fe Springs, CA 90670 ("the Guarantor").

1.       DEFINITIONS AND INTERPRETATION

         (1) In this Agreement unless the context otherwise requires the following expressions shall have the following respective meanings:-

                  "the Accounting Policies"          the   principal  accounting
                                                     principles,   policies  and
                                                     practices  used  by  CAL or
                                                     the Vendor in preparing the
                                                     Accounts,  as  set  out  in
                                                     Document  4.1 in the Agreed
                                                     Bundle  referred  to in the
                                                     Disclosure Letter;

                  "the Accounts"                     the  balance  sheet of  the
                                                     Business  at  the  Accounts
                                                     Date  and  the  profit  and
                                                     loss   account   of     the
                                                     Business   for   the   year
                                                     ended on the Accounts Date,
                                                     in  the   form   initialled
                                                     between the parties for the
                                                     purposes of identification;

                  "the Accounts Date"                31 March 1997;

                  "Adjustment"                       the  amount  by  which  the
                                                     Working  Capital exceeds or
                                                     falls   short   of    pound
                                                     sterling 2,244,000;


                  "Agreed Bundle"                    the    bundle   of   agreed
                                                     documents initialled by the
                                                     parties for  identification
                                                     and    annexed    to    the
                                                     Disclosure Letter;

                  "Agreed Form"                      in  a  form  agreed  by and
                                                     signed  by  or on behalf of
                                                     the  Vendor  or CAL and the
                                                     Purchaser;

                  "the Assumed                       the       Creditors,    all
                   Liabilities"                      obligations of the Business
                                                     at the Effective Time under
                                                     the Contracts and all other
                                                     liabilities and obligations
                                                     expressly   agreed   to  be
                                                     assumed  by  the  Purchaser
                                                     under the terms of  Clauses
                                                     6(5), 6(6) and 7(4)(d);

                  "the Business"                     the    business   of    the
                                                     manufacture,   distribution
                                                     and   sale    of    Defence
                                                     Products(armoured vehicles,
                                                     vehicle   armour,  helmets,
                                                     body armour  and  technical
                                                     mouldings         including
                                                     mouldings   with    Stealth
                                                     capability)  and  Composite
                                                     Products       (seat-backs,
                                                     composite  medical  couches
                                                     and     composite     trade
                                                     mouldings),  as  carried on
                                                     by   the   Vendor   at  the
                                                     Completion  Date  from  the
                                                     Properties, and  references
                                                     to   the  Business  include
                                                     references   to   the  Sale
                                                     Assets;

                  "business day"                     a   day   on   which  banks
                                                     generally are  open in  the
                                                     City  of  London  for   the
                                                     transaction    of    normal
                                                     banking business;

                  "Completion"                       the completion  of the sale
                                                     and    purchase   of    the
                                                     Business     under      the
                                                     provisions of Clause 11;

                  "the Completion Date"              the    date    on     which
                                                     Completion  actually  takes
                                                     place;


                  "the Initial Consideration"        the  purchase  price  to be
                                                     paid  for  the  Business as
                                                     provided in Clause 3(1);


                  "Consultation Plan"                the statement in the Agreed
                                                     Form of  the  procedures to
                                                     be implemented  in  respect
                                                     of, and the information  to
                                                     be   supplied  between  the
                                                     date of this Agreement  and
                                                     the Completion Date to, the
                                                     Employees, for the purposes
                                                     of announcing the sale  and
                                                     purchase hereunder to  such
                                                     employees and of compliance
                                                     with  Regulation  10 of the
                                                     Regulations;

                  "the Contracts"                    all contracts,  agreements,
                                                     engagements   and    orders
                                                     (including          without
                                                     limitation (a) the leasing,
                                                     contract hire,hire purchase
                                                     or other similar  contracts
                                                     listed  in Documents  6.23,
                                                     6.56, and  6.90 to  6.93 in
                                                     the Agreed Bundle(b) *  and
                                                     (c) all sale  and  purchase
                                                     contracts    and    orders)
                                                     entered   into  by  or   on
                                                     behalf of the Vendor  prior
                                                     to  the  Effective  Time in
                                                     relation exclusively to the
                                                     Business, which  and to the
                                                     extent that such  remain to
                                                     be performed in whole or in
                                                     part  by the  Vendor or CAL
                                                     at  the  Effective Time but
                                                     excluding    the   Excluded
                                                     Contracts;

                  "the Courtaulds Scheme"            the    Courtaulds   Pension
                                                    Scheme;

---------------------------------
* Material omitted pursuant to request for confidential treatment and filed separately.

                  "the Creditors"                    all   trade    and   sundry
                                                     creditors    and   accounts
                                                     payable  of   the  Business
                                                     whether due or  accrued  at
                                                     the      Effective     Time
                                                     (including          without
                                                     limitation    (a)   accrued
                                                     obligations    to       the
                                                     Employees in respect of all
                                                     salaries,   wages,  bonuses
                                                     and other emoluments,   and
                                                     associated  accrued related
                                                     PAYE liabilities,  National
                                                     Insurance    and    pension
                                                     contributions  with respect
                                                     only to the salary or wages
                                                     month (or if relevant  such
                                                     shorter  period)  in  which
                                                     the  Effective  Time  takes
                                                     place     and      (b)  the
                                                     Intra-Group Creditors);

                  "the Debts" or                     all trade debts in  respect
                  "Debtors"                          of   goods   or    services
                                                     invoiced or  despatched  by
                                                     the   Vendor  or   CAL   in
                                                     respect of   the   Business
                                                     prior   to   the  Effective
                                                     Time, all  other  debts  or
                                                     receivables  owing  to  the
                                                     Vendor   or   CAL   at  the
                                                     Effective  Time  in respect
                                                     of     all      non-trading
                                                     transactions      of    the
                                                     Business,  and  all accrued
                                                     trade       and      sundry
                                                     prepayments,   payments  in
                                                     advance     and     accrued
                                                     repayments accruing to  the
                                                     Vendor  in  respect  of the
                                                     Business  at the  Effective
                                                     Time, always excluding  the
                                                     Swedish Debts;


                  "the Deferred                      the deferred  consideration
                  Consideration"                     to be  calculated  and paid
                                                     by the  Purchaser  pursuant
                                                     to Clause 4;

                  "Deferred Years"                   the following four years(i)
                                                     the year  commencing on the
                                                     Completion  Date and ending
                                                     on   31    December    1998
                                                     (inclusive),  (ii) the year
                                                     commencing   on  1  January
                                                     1999  and   ending   on  31
                                                     December  1999  (inclusive)
                                                     (iii)  the year  commencing
                                                     on  1   January   2000  and
                                                     ending on 31 December  2000
                                                     (inclusive),  and  (iv) the
                                                     year    commencing   on   1

                                                     January  2001 and ending on
                                                     31      December       2001
                                                     (inclusive),  and "Deferred
                                                     Year" shall be  interpreted
                                                     accordingly.


                  "the Disclosure                    the letter  in  Agreed Form
                  Letter"                            from   the   Vendor  to the
                                                     Purchaser  on   the    date
                                                     of     this      Agreement,
                                                     including           without
                                                     limitation   any   document
                                                     attached     thereto     or
                                                     specified  therein as being
                                                     deemed  to be  incorporated
                                                     therein;

                  "Effective Time"                   the  close  of  business on
                                                     the Completion Date;

                   *                                 *


                  "the Employees"                    only    those     employees
                                                     employed  in  the  Business
                                                     particulars   of   whom are
                                                     set   out   in   the Second
                                                     Schedule,    excluding  any
                                                     person   whose   employment
                                                     shall have been  terminated
                                                     (by      resignation     or
                                                     otherwise)   prior  to  the
                                                     Effective Time;

                  "Environmental Laws"               all laws,statutes, bye-laws
                                                     or   regulations   of   the
                                                     United Kingdom  or any part
                                                     thereof    relating      to
                                                     pollution or protection  of
                                                     the environment,  including
                                                     laws relating to emissions,
                                                     seepages,        spillages,
                                                     discharges,        escapes,
                                                     releases   or    threatened
                                                     escapes  or   released   of
                                                     pollutants,   contaminants,
                                                     chemicals   or   toxic   or
                                                     hazardous       substances,
                                                     wastes, materials  or noise
                                                     into the   environment   or
                                                     otherwise relating  to  the
                                                     manufacture,    processing,
                                                     distribution, use, keeping,
                                                     treatment,        disposal,
                                                     deposit, storage, transport
                                                     or handling of the same;
---------------------------------
* Material omitted pursuant to request for confidential treatment and filed separately.

                  "Environmental                     any    penalties,    costs,
                   Liabilities"                      claims,   actions, damages,
                                                     losses,   liabilities   and
                                                     expenses (including   legal
                                                     expenses) arising  from the
                                                     presence, escape, discharge
                                                     or    emission    of    any
                                                     pollutants,   contaminants,
                                                     chemicals   or   toxic   or
                                                     hazardous       substances,
                                                     wastes,  materials, or from
                                                     any  breach of, or from any
                                                     breach  of any  licence  or
                                                     consent  required  by,  any
                                                     Environmental Laws, arising
                                                     from the carrying on by any
                                                     member   of  the   Vendor's
                                                     Group  from time to time of
                                                     the  Business  or any other
                                                     business at the Property;

                  "the Equipment"                    all    plant,    equipment,
                                                     machinery,        vehicles,
                                                     furniture and fixtures  and
                                                     fittings   owned   by   the
                                                     Vendor  or  CAL   and  used
                                                     exclusively  in  connection
                                                     with the  Business  at  the
                                                     Completion  Date, including
                                                     but not limited  to the key
                                                     items     of    plant   and
                                                     equipment listed  in Part 1
                                                     of the Third  Schedule  but
                                                     always    excluding     the
                                                     Excluded Equipment;

                  "event"                            includes any  act  omission
                                                     transaction              or
                                                     circumstances(including any
                                                     of such   matters  provided
                                                     for under this Agreement);

                  "the Excluded Assets"              the Excluded Equipment, the
                                                     Swedish Debts, the premises
                                                     the  subject of the  Site 2
                                                     Lease and the Site 3 Lease,
                                                     the benefit of the Excluded
                                                     Contracts, the names and/or
                                                     trade marks"Courtaulds" and
                                                     "Courtaulds   Aerospace" in
                                                     any form and in conjunction
                                                     with any  other  word,  the
                                                     Courtaulds  "C"  Mark  logo
                                                     and   any   other  trade or
                                                     brand names, trade marks or
                                                     logos of the Vendor  or CAL
                                                     (or rights to use the same)
                                                     (apart  from  the  Name and
                                                     the   Trademarks   and  the
                                                     unregistered     trademarks
                                                     "Ceramid"   and  "Guardian"
                                                     which are to be sold to the
                                                     Purchaser hereunder),   all
                                                     stationery  stocks  bearing
                                                     the "Courtaulds" name or"C"
                                                     Mark, all  cash   in  hand,
                                                     bank balances  and  accrued
                                                     interest of the Business on
                                                     the     Effective      Time
                                                     (provided  that   for  this
                                                     purpose     cheques     and
                                                     lodgements    received   or
                                                     despatched but not  cleared
                                                     at the Effective  Time will
                                                     be   treated   as   debits/
                                                     credits  at  the  Effective
                                                     Time for   the  purposes of
                                                     determining    the     bank
                                                     balance(s) of  the Business
                                                     being  for  the a ccount of
                                                     the   Vendor), any  amounts
                                                     repayable   in  respect  of
                                                     Taxation   attributable  to
                                                     the period   prior  to  the
                                                     Effective   Time  and   any
                                                     intellectual       property
                                                     exclusively relating to the
                                                     former activities of CAL in
                                                     respect of the  manufacture
                                                     and   sale   of  electronic
                                                     enclosures;

                  "Excluded Contracts"               the contracts listed in the
                                                     Fourth Schedule;

                  "Excluded Equipment"               the    items    of    plant
                                                     equipment,       machinery,
                                                     vehicles,  furniture    and
                                                     fixtures   and     fittings
                                                     listed or described in Part
                                                     2 of  the  Third  Schedule,
                                                     which  are to  be  excluded
                                                     from  the   sale   to   the
                                                     Purchaser;

                  "Excluded                          any  liabilities   for   or
                  Liabilities"                       under  Taxation  (including
                                                     deferred  taxation)   which
                                                     arises from the carrying on
                                                     of   the  Business prior to
                                                     the Effective Time,save for
                                                     PAYE and National Insurance
                                                     contributions to the extent
                                                     expressly  included  in the
                                                     definition of Creditors and
                                                     for accrued MOD  commercial
                                                     exploitation  royalties  in
                                                     respect   of   products  or
                                                     processes   listed  in  the
                                                     Disclosure Letter;

                  "the Goodwill"                     the     goodwill   of   the
                                                     Business  including (so far
                                                     as the  Vendor is  able  to
                                                     transfer   the   same   but
                                                     always     excluding    the
                                                     Excluded     Assets)    the
                                                     exclusive   right  for  the
                                                     Purchaser    to   represent
                                                     itself as carrying  on  the
                                                     Business  in   continuation
                                                     of and in succession to the
                                                     Vendor;


                  "Initial Payment"                  the sum of (pound sterling)
                                                     2,200,000 to be paid by the
                                                     Purchaser to the Vendor  on
                                                     Completion  in   accordance
                                                     with Clause 11(5);


                  "Intellectual                     (a)       all rights of  the
                  Property"                                   Vendor  or  CAL to
                                                              the   unregistered
                                                              trademarks
                                                              "Ceramid",
                                                              "Guardian"     and
                                                              "Natplas" to   the
                                                              extent  such   are
                                                              transferable    to
                                                              the Purchaser and


                                                              all  such   rights
                                                              and      interests
                                                              owned    by    the
                                                              Vendor  or  CAL in
                                                              technical
                                                              specifications,
                                                              drawings       and
                                                              designs        and
                                                              related
                                                              intellectual
                                                              property    rights
                                                              used by the Vendor
                                                              exclusively in the
                                                              course of carrying
                                                              on  the  Business,
                                                              always  subject to
                                                              rights  of the MOD
                                                              or   other   third
                                                              parties         as
                                                              disclosed  in  the
                                                              Disclosure Letter;

                  "Intra-Group Creditors"            all   accounts payable  and
                                                     accrued   sundry   expenses
                                                     outstanding    as   at  the
                                                     Effective  Time between the
                                                     Business     and      other
                                                     operations    within    the
                                                     Vendor or CAL and/or  other
                                                     members  of  the   Vendor's

                                                     Group in  respect  of goods
                                                     and/or services supplied to
                                                     the    Business    in   the
                                                     ordinary  course of conduct
                                                     of the  Business  prior  to
                                                     the Effective Time;

                  "MOD"                              HM Ministry of Defence;

                  "the Name"                         the  rights  of the  Vendor
                                                     or CAL to the name"National
                                                     Plastics"  to  the   extent
                                                     such  are  transferable  to
                                                     the Purchaser;

                  "the Patents"                      the rights of the Vendor or
                                                     CAL to use and to  transfer
                                                     the   patents   or  pending
                                                     applications  for   patents
                                                     short details of  which are
                                                     set   out   in   the  Sixth
                                                     Schedule;


                  "Pre-tax Profit"                   the  net  operating  profit
                                                     of the Purchaser's business
                                                     in  respect   of  Vehicles,
                                                     calculated as follows:-


                                                     (a)      total     invoiced
                                                              sales,       fees,
                                                              charges  and other
                                                              revenue in respect
                                                              of (i)  the  sale,
                                                              hire,  leasing  or
                                                              other  transfer of
                                                              rights    in    or
                                                              possession      of
                                                              Vehicles, (ii) the
                                                              sale or  provision
                                                              of  parts or other
                                                              goods  relating to
                                                              or for use in,  on
                                                              or in  conjunction
                                                              with      Vehicles
                                                              and/or  (iii)  the
                                                              provision       of
                                                              repair,
                                                              maintenance,
                                                              refitting or other
                                                              services        in
                                                              relation        to
                                                              Vehicles,
                                                              excluding    Value
                                                              Added Tax, subject
                                                              as   provided   in
                                                              Clause 4(12), LESS


                                                     (b)      (i)  the  cost  of
                                                              direct  materials,
                                                              direct  labour and
                                                              direct  production
                                                              overhead  incurred
                                                              exclusively   with
                                                              respect   to   the
                                                              goods or  services
                                                              referred to in (a)
                                                              above, (ii) sales,
                                                              distribution   and
                                                              administration
                                                              expenses  incurred
                                                              by  the  Purchaser
                                                              exclusively     in
                                                              relation   to  the
                                                              goods or  services
                                                              referred to in (a)
                                                              above and (iii) in
                                                              respect         of
                                                              production, sales,
                                                              distribution
                                                              and/or
                                                              administration
                                                              expenses  incurred
                                                              by  the  Purchaser
                                                              in   relation   to
                                                              both    goods   or
                                                              services  referred
                                                              to  in  (a)  above
                                                              and other goods or
                                                              services  sold  by
                                                              the  Purchaser,  a
                                                              fair apportionment
                                                              to  the  goods  or
                                                              services  referred
                                                              to in (a) above of
                                                              such        shared
                                                              expenses       and
                                                              therefore
                                                              calculated  before
                                                              income       taxes
                                                              (Provided that the
                                                              expression "a fair
                                                              apportionment"
                                                              shall         mean
                                                              apportioned to the
                                                              goods or  services
                                                              referred to in (a)
                                                              above applying the
                                                              same    principles
                                                              and policies as to
                                                              apportionment   of
                                                              costs and expenses
                                                              between  different
                                                              activities  of the
                                                              Business under the
                                                              ownership  of  the
                                                              Purchaser as shall
                                                              have been  applied
                                                              by the  Vendor  or
                                                              CAL in  respect of
                                                              the      different
                                                              activities  of the
                                                              Business  prior to
                                                              the  date  of this
                                                              Agreement),

                                                     all as calculated  applying
                                                     accounting  principles  and
                                                     policies       consistently
                                                     applied  in  respect of the
                                                     Business in  preparing  the
                                                     statutory  accounts  of CAL
                                                     prior  to the  date of this
                                                     Agreement,  to  the  extent
                                                     applicable  to a  statement
                                                     limited  to the  matters to
                                                     be  covered  in  the  above
                                                     sub-paragraphs (a) and (b);
                                                     and LESS


                                               (c)   a due apportionment of  the
                                                     total  administrative  head
                                                     office    costs   of    the
                                                     Guarantor   which  are  not
                                                     directly   attributable  to
                                                     any particular business(es)
                                                     or   company(ies)   in  the
                                                     Purchaser's   Group  (which
                                                     costs shall include without
                                                     limitation  general  public
                                                     compliance  costs which are
                                                     not       so       directly
                                                     attributable and 50% of the
                                                     interest  charges,  up to a
                                                     maximum   of   US   Dollars
                                                     100,000  for  any  Deferred
                                                     Year,   incurred   by   the
                                                     Guarantor  relating  to the
                                                     acquisition      of     the
                                                     Business).  The words  "due
                                                     apportionment" shall mean a
                                                     pro rata calculation  where
                                                     the numerator  shall be the
                                                     total  of  the  Purchaser's
                                                     sales  relating to Vehicles
                                                     in  the  relevant  Deferred
                                                     Year  and  the  denominator
                                                     shall be the total sales of
                                                     the    Purchaser's    Group
                                                     (including all sales of the
                                                     Business)  in the  relevant
                                                     Deferred  Year. A deduction
                                                     under  this   sub-paragraph
                                                     (c)  for  the   purpose  of
                                                     calculating  Pre-Tax Profit
                                                     shall  be  supported  by  a
                                                     written   certificate  from
                                                     the  Guarantor's  statutory
                                                     auditors    certifying   in
                                                     respect  of  the   Deferred
                                                     Year concerned:-

                                                     (i)      the     amount  of
                                                              the          total
                                                              administrative
                                                              head office  costs
                                                              of  the  Guarantor
                                                              which    are   not
                                                              directly
                                                              attributable    to
                                                              any     particular
                                                              business(es)    or
                                                              company(ies)    in
                                                              the    Purchaser's
                                                              Group,  and  their
                                                              main  constituents
                                                              including   public
                                                              compliance   costs
                                                              and       interest
                                                              charges   relating
                                                              to the acquisition
                                                              of  the  Business;
                                                              and

                                                     (ii)     total sales of the
                                                              Purchaser relating
                                                              to  Vehicles   and
                                                              total sales of the
                                                              Purchaser's  Group
                                                              for the purpose of
                                                              calculating    the
                                                              due apportionment;

                  "the Property"                     the    freehold    property
                                                     known as "Site 1"  occupied
                                                     by   the   Business  at 473
                                                     Foleshill   Road   Coventry
                                                     more particularly described
                                                     in  Part  1  of  the  First
                                                     Schedule;

                  "the Property Replies"             the  written  replies given
                                                     by the Vendor's  Solicitors
                                                     to enquiries raised by  the
                                                     Purchaser's  solicitors  in
                                                     respect  of  the  Property,
                                                     copies    of   which    are
                                                     contained  in Document  3.9
                                                     in   the   Agreed    Bundle
                                                     referred    to    in    the
                                                     Disclosure Letter;

                  "the Properties"                   the Property,   Site 2  and
                                                     Site 3;

                  "the Property Transfer"            the    transfer   of    the
                                                     freehold  interest  in  the
                                                     Property in the Agreed Form
                                                     to   be   entered  into  on
                                                     Completion;

                  "the Purchaser's                   KPMG, Birmingham;
                  Accountants"

                  "Purchaser's Group"                the    Guarantor   and  all
                                                     subsidiaries    of     that
                                                     company from time to time;


                  "Purchaser's  Solicitors"          Gateley   Wareing of Equity
                                                     House, 7  Rowchester Court,
                                                     Whittall Street, Birmingham
                                                     B4 6D;


                  "the Records"                      all    sales  and  purchase
                                                     records and accounts, lists
                                                     of customers and suppliers,
                                                      P.A.Y.E.   and    National

                                                     Insurance  records  and VAT
                                                     returns for the seven years
                                                     ending  on  Completion  and
                                                     other information documents
                                                     and papers of the Vendor or
                                                     CAL at the  Properties,  to
                                                     the extent that such are in
                                                     existence   and   in    the
                                                     possession of the Vendor or
                                                     CAL and relate  exclusively
                                                     to the  Business, excluding
                                                     the Excluded Records;

                  "the Excluded Records"             financial  information  and
                                                     records maintained  by  the
                                                     Vendor or CAL  for  central
                                                     accounting purposes,  which
                                                     shall be retained  by   the
                                                     Vendor  or CAL,  and   also
                                                     excluding   all     records
                                                     relating  to  the  Excluded
                                                     Contracts, Excluded  Assets
                                                     and        the     Excluded
                                                     Liabilities;

                  "the Regulations"                  the       Transfer       of
                                                     Undertakings (Protection of
                                                     Employment)Regulations 1981
                                                     (as amended);

                  "Revenue"                          all    fiscal   authorities
                                                     (national or local) whether
                                                     of  the  United  Kingdom or
                                                     elsewhere;

                  "the Sale Assets"                  the assets comprised in the
                                                     Business  to  be  sold  and
                                                     purchased   hereunder    as
                                                     referred to in Clause 2(1);

                  "Site 2"                           the   premises   or    area
                                                     known as "Site 2"  occupied
                                                     by  the   Business  at  256
                                                     Foleshill  Road,  Coventry,
                                                     more particularly described
                                                     in the Site 2 Lease;

                  "Site 3"                           the   premises   or    area
                                                     known as "Site 3"  occupied
                                                     by  the   Business  at  256
                                                     Foleshill  Road,  Coventry,
                                                     more particularly described
                                                     in the Site 3 Lease;

                  "Site 2 Lease"                     the  Lease of Site 2 in the
                                                     Agreed Form  to be  entered
                                                     into on  Completion between
                                                     Trackwell      and      the
                                                     Purchaser;

                  "Site 3 Lease"                     the Lease  of Site 3 in the
                                                     Agreed Form  to be  entered
                                                     into on Completion  between
                                                     Trackwell      and      the
                                                     Purchaser;

                  "the Stock"                        all   stock (including  but
                                                     not limited to all finished
                                                     products, CAV 100  vehicles
                                                     on hire  or  loan,  work in
                                                     progress,    samples,   raw
                                                     materials, fuel  and  other
                                                     consumable    stores    and
                                                     sundry   stores)  owned (or
                                                     purchased    subject     to
                                                     reservation  of  title)  by
                                                     the  Vendor or CAL and held
                                                     as the trading stock of the
                                                     Business  at the  Effective
                                                     Time(but excluding, for the
                                                     avoidance of doubt,finished
                                                     stock   owned    by   third
                                                     parties as described in the
                                                     Disclosure Letter);

                  "the Swedish Debts"                (a) the total   receivables
                                                         of   (pound   sterling)
                                                         433,760.42  in  respect
                                                         of invoice  numbers set
                                                         out below:-

                                                     INVOICE NO.                  AMOUNT

                                                     825914                       (pound sterling ) 52,469.69
                                                     824658                       (pound sterling ) 86,982.72
                                                     825563C                      (pound sterling )(86,323.76)

                                                                                  (pound sterling ) 53,128.65

                                                     825914                       (pound sterling )114,659.04
                                                     826034                       (pound sterling ) 79,075.20
                                                     826120                       (pound sterling ) 82,452.37
                                                     826283                       (pound sterling )104,445.16
                                                                                        ----------
                                                                                  (pound sterling )433,760.42

                                                     outstanding  in  respect of
                                                     supplies  of  helmets, PLUS
                                                     (b) any accrued  receivable
                                                     for, and the entitlement to
                                                     and  the  right  to invoice
                                                     for, the inflation increase
                                                     due   under  the  terms  of
                                                     supply  in  respect  of the
                                                     invoiced    prices   listed
                                                     above   (which    inflation
                                                     increases have been accrued
                                                     in   the   books   of   the
                                                     Business  at a total  value
                                                     of (pound sterling  )42,128
                                                     though the actual  invoiced
                                                     value may differ);

                  "Taxation"                         all   forms   of  taxation,
                                                     duties,   levies,  imposts,
                                                     charges,      withholdings,
                                                     contributions   and   rates
                                                     whenever created or imposed
                                                     and  whether of  the United
                                                     Kingdom     or    elsewhere
                                                     including  any penalty fine
                                                     or   interest    which   is
                                                     incidental to or arises  in
                                                     respect of any of the above
                                                     and including amounts which
                                                     represent or are equivalent
                                                     to   or   are  deemed to be
                                                     taxation;

                  "Third Party Tooling"              tooling and equipment  paid
                                                     for and owned by  customers
                                                     of the Business which is in
                                                     the   possession   of   the
                                                     Vendor   or   CAL   at  the
                                                     Properties  and  is used by
                                                     the   Business   for    the
                                                     purposes   of    fulfilling
                                                     orders  for   product   for
                                                     supply to such customers;


                  "Total Consideration"              the      total     of   the
                                                     Consideration   and     the
                                                     Deferred  Consideration.


                  "Trackwell"                        Trackwell Limited a wholly-
                                                     owned   subsidiary  of  the
                                                     Vendor;

                  "the Trademarks"                   the  rights as  the  Vendor
                                                     has to use and to  transfer
                                                     the trademarks  or  pending
                                                     applications for trademarks
                                                     details  of  which  are set
                                                     out in the Fifth Schedule;

                  "VAT"                              Value Added Tax;


                  "Vehicle"
                                                     (i)      any     type    or
                                                              variant         or
                                                              derivation      of
                                                              either the CAV 100
                                                              or    any    other
                                                              armoured   vehicle
                                                              as manufactured or
                                                              sold     by    the
                                                              Business  prior to
                                                              the Effective Time
                                                              (whether  based on
                                                              a    Land    Rover
                                                              chassis,  Mercedes
                                                              chassis         or
                                                              otherwise); and/or


                                                     (ii)     any other armoured
                                                              vehicle         or
                                                              component(s)
                                                              thereof   designed
                                                              or    manufactured
                                                              using any  of  the
                                                              Sale Assets,


                                                     which  in  each case may be
                                                     manufactured  now or in the
                                                     future by  or on  behalf of
                                                     any    member     of    the
                                                     Purchaser's   Group,    and
                                                     "Vehicles"    shall      be
                                                     interpreted accordingly;


                  "the Vendor's                      Price  Waterhouse  of  York
                  Accountants"                       House,    York      Street,
                                                     Manchester, M2 4WS;

                  "Vendor's Group"                   the    Vendor    and    all
                                                     subsidiaries    of     that
                                                     company from time to time;

                  "Vendor's Solicitors"              Warner       Cranston    of
                                                     Pickfords   Wharf,    Clink
                                                     Street,  London  SE1 9DG;


                  "Warranties"                       the warranties contained or
                                                     referred  to  in Clause  14
                                                     and the Seventh Schedule;

                  "Working Capital"                  the aggregate  value of the
                                                     Stock and  the  Debts  LESS
                                                     the    Creditors   at   the
                                                     Effective   Time,  all   as
                                                     calculated   in  accordance
                                                     with   the  provisions   of
                                                     Clause 5; and


                  "the Working Capital               the   statement  of Working
                  Statement"                         Capital of the Business  as
                                                     as at the  Effective  Time,
                                                     prepared in accordance with
                                                     the provisions of Clause 5.


         (2) Any reference to any Clause or Schedule (other than to a schedule to a statutory provision) is a reference to a Clause of or Schedule to this Agreement and the schedules form part of and are deemed to be incorporated in this Agreement.

         (3) Any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced from time to time and any former statutory provision replaced (with or without modification) by the provision referred to.

         (4) Any reference to persons includes a reference to firms, corporations or unincorporated associations.

         (5) Any reference to the singular includes a reference to the plural and vice versa and any reference to the masculine includes a reference to the feminine.

         (6) Any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall be deemed to be given or made by such persons jointly and severally.

         (7) Words and expressions defined in the Companies Act 1985 as in force at the date of this Agreement bear the same respective meanings in this Agreement.

         (8) Headings and titles are used for ease of reference only and do not affect the interpretation of this Agreement.

         (9) A reference to an SSAP is a reference to a Statement of Standard Accounting Practice published by the Consultative Committee of Accounting Bodies of England and Wales.

         (10) In interpreting this Agreement the ejusdem generis rule of construction shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things, and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

         (11) If any statement in this Agreement (including the Schedules) is qualified by the expression "to the best of the Vendor's information or belief" or "so far as the Vendor is aware" or any similar expression, that expression shall mean the actual knowledge of R Haynes and P Hendrick on the basis of having made reasonable enquiry into the subject matter hereof of relevant senior managers in central functions in the Vendor, of the following relevant senior managers in the Business - R Medwell, M Linton, R Turner, and of Yunus Patel.

2.       SALE AND PURCHASE

         (1) The Vendor shall with full title guarantee sell and assign or procure the sale and assignment of and the Purchaser relying on the Warranties and the other undertakings and covenants of the Vendor contained herein shall purchase on a going concern basis with effect from the Effective Time and subject to matters disclosed in the Disclosure Letter and, in relation to the Property only, to the encumbrances or other adverse interests specified in Part 2 of the First Schedule and otherwise upon the terms and conditions and for the Consideration hereinafter referred to:-

                  (a)      the Property;

                  (b)      the Equipment;

                  (c)      the Stock;

                  (d)      the Debts;

                  (e)      the Goodwill;

                  (f)      the Name and the Trademarks;

                  (g)      the Patents;

                  (h)      the Intellectual Property;

                  (i)      the   benefit (but  subject  to  the  burden) of  the
                           Contracts;

                  (j)      the Records; and

                  (k) any other asset or rights (including but not limited to such rights as the Vendor has to use any software used on computer hardware used exclusively in the Business) owned by the Vendor or CAL and used exclusively in the conduct of the Business, always excluding the Excluded Assets.

         (2) Other than the grant of rights of occupation in Site 2 and Site 3 in accordance with the Site 2 Lease and the Site 3 Lease respectively, the Vendor shall not sell to the Purchaser and the Purchaser shall not purchase from the Vendor any tangible or intangible real property, assets or rights of the Vendor not included in the Sale Assets. Without limiting the foregoing, there shall not be sold, assigned, transferred or delivered hereunder any of the Excluded Assets.

         (3) The Vendor shall sell or procure the sale of the Property to the Purchaser on and subject to the terms and conditions specified in Part 3 of the First Schedule.

         (4) All the Equipment shall, for the avoidance of doubt, be at the risk of the Purchaser from the Effective Time. In the case of

                  Equipment situated at Site 2 or Site 3 at the Effective Time, the dismantling thereof and its removal from Site 2 or Site 3 (as the case may be) and its loading, carriage to and reinstallation at the Property or any other location, at any time after the Effective Time, shall be entirely at the risk of the Purchaser.

3.       CONSIDERATION

         (1) The consideration to be paid by the Purchaser for the Sale Assets shall be as follows:-

                  (a) the Initial Payment which shall be paid by the Purchaser to the Vendor in full on Completion; and


                  (b) the Adjustment shall be payable (or repayable) after Completion (whether by the Vendor or the Purchaser, as the case may be) in accordance with Clause 5(5).


         (2) The Initial Payment as adjusted by the Adjustment shall represent the separate agreed prices for the respective Sale Assets as set out in the Eighth Schedule.

         (3) The Initial Payment and the Adjustment shall be paid in full free of any deduction, set-off, withholding or counterclaim whatsoever.


4.       DEFERRED CONSIDERATION

         (1) As deferred consideration for the Sale Assets on the basis stated in the Eighth Schedule, the Purchaser shall pay to the Vendor deferred consideration equal to 25% of Pre-tax Profit in each of the Deferred Years which, subject as provided in any other provision in this Clause 4, shall be paid in four separate annual installments and shall otherwise be determined and paid subject to the following provisions of this Clause 4(1) and Clauses 4(2) to (10).

         (2) Subject always to Clause 23(3), the Deferred Consideration shall be interest free.

         (3) Any payment of the Deferred Consideration under this Clause 4 shall be made in full free of any deduction, set-off, withholding or counterclaim on any account whatsoever by the Purchaser.

         (4) The maximum aggregate Deferred Consideration which may require to be paid by the Purchaser to the Vendor under Clause 4(1) shall be (pound sterling )20,000,000.

         (5) The Purchaser shall deliver or procure the delivery to the Vendor not later than 90 days after the end of each Deferred Year ("the Relevant Deferred Year"), a certificate from the statutory auditors of the Purchaser certifying to the Vendor for the purposes of this Clause the amount of Pre-tax Profit for the Relevant Deferred Year. Payment of the Deferred Payment in respect of the Relevant Deferred Year shall be made by the Purchaser to the Vendor by whichever is the earlier of 30 days after issue of such certificate and 120 days after the end of the Relevant Deferred Year.

         (6) Until discharge of the Purchaser's obligations in respect of the Deferred Consideration the Purchaser and the Guarantor shall ensure that the Vendor and its authorised representatives, on reasonable notice and during normal business hours, shall have full access to, and may examine and take copies of, all records, books, accounts, correspondence, agreements or other documents of or relating to the business, finances and transactions of the Purchaser with respect to the matters covered within sub-paragraphs (a) and (b) of the definition of Pre-tax Profits, and the Purchaser and the Guarantor shall give all reasonable co-operation to the Vendor or its representatives in connection therewith (subject to reasonable costs being paid by the Vendor in the event that the Purchaser provides positive services such as photocopying.

         (7) In the event of any dispute between the parties concerning the amount of the payment to be paid by the Purchaser under Clause 4(1) for any Deferred Year, which cannot be resolved by whichever is the earlier of 120 days after the end of the Deferred Year concerned or 30 days after delivery to the Vendor of the certificate for that Deferred Year under Clause 4(5), the Vendor and/or the Purchaser may immediately refer the dispute for final determination to an independent

                  Chartered Accountant agreed between the parties or in default of agreement to be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales who shall be instructed to issue his final determination within 30 days. Such independent accountant shall act as an expert and not as an arbitrator, and in the absence of manifest error, his decision shall be final and binding on the parties. His fees shall be born by the parties in equal proportions.

         (8) The Purchaser shall supply to the Vendor quarterly reports at the start of January, April, July and October in each Deferred Year, in such basic detail as the Vendor may reasonably require, providing the following information:-

                  (a) an update of orders for supply of Vehicles accepted by the Purchaser, progress in manufacturing and supplying those orders and expected deliveries to be made and sales proceeds to be received by the purchaser in the following quarter; and

                  (b) an update as to the Purchaser's efforts, negotiations and progress in obtaining contracts for the sale for sales of Vehicles for use in Indonesia and any material development in the preceding quarter concerning the negotiation and conclusion of such contracts and concerning the receipt of payment thereunder.


         (9) The amount of the Deferred Consideration or any amount thereof for the time being accrued but unpaid together with any interest due under Clause 23(3) shall become immediately payable in the event of any of the following events occurring:

                  (a) a petition being presented (which is not withdrawn before advertisement) or notice being given of a resolution for the winding up or liquidation of the Purchaser except for the purpose of a solvent reconstruction or amalgamation the terms of which have previously been approved in writing by the Vendor such approval not to be unreasonably withheld or delayed;

                  (b) an encumbrancer taking possession or a receiver being appointed over the whole or any material part of the undertaking or assets of the Purchaser;

                  (c) a warrant of distress or execution being levied or enforced upon or sued out against any material part of the property or assets of the Purchaser;

                  (d) the Purchaser being unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; and

                  (e) the Purchaser ceasing or threatening to cease to carry on any substantial part of its business, except as part of a solvent reconstruction or amalgamation the terms of which have previously been approved in writing by the Vendor such approval not to be unreasonably withheld or delayed.

         (10) In recognition of the Vendor's rights to the Deferred Consideration, the Purchaser and the Guarantor hereby undertake to the Vendor that neither they nor any other member of the Purchaser's Group will, individually or collectively, effect, engage in, carry out, authorise or support, directly or indirectly, any of the following matters or transactions, other than as required by law or (in relation to sub-clauses
                  (a) and (b)) in accordance with Clauses 7(4) or 7(5) of this Agreement, or with the prior written consent of the Vendor, during the period commencing on the Completion Date and ending on full discharge by the Purchaser of its payment of the Deferred Consideration under Clause 4(1):-

                  (a) any sales, loans, guarantees, payments or any other transactions with respect to (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles, (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles and/or (iii) the provision of repair, maintenance, refitting or other services in relation to Vehicles, made otherwise than in the ordinary course of business or otherwise than on arm's length terms;

                  (b) the incurring of costs and expenses to be taken into account in determining Pre-tax Profit with respect to
                           (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles, (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles and/or
                           (iii) the provision of repair, maintenance, refitting or other services in relation to Vehicles, under or pursuant to transactions made otherwise than in the ordinary course of business or otherwise than on arm's length terms;

                  (c) the sale, charge (other than as may already be charged for the purposes of supporting the funding for the purchase of the Business), nomination or other disposition by the Guarantor of any of the shares owned by the Guarantor in the Purchaser or any interest therein other than for the purposes of a bona fide reconstruction the terms of which have been approved by the Vendor, such approval not to be unreasonably withheld;

                  (d) except where the costs involved are excluded by the Purchaser from the calculation of Pre-tax Profit, the payment of fees or any other remuneration, exceeding (in any financial year)(pound sterling ) 50,000 in aggregate in respect of the Purchaser, to or for the benefit of any Director or shareholder of any member of the Purchaser or to any of the Guarantor or any person connected with (within the meaning of section 839 of the Taxes Act) any of such Directors, shareholders or the Guarantor, provided that this sub-clause shall not apply to reasonable salary payments and other reasonable emoluments made in consideration of bona fide full-time employment for the Purchaser;

                  (e) any sale, transfer, lease or other disposition of title to or possession of the whole, or substantially the whole, or a material part, of the undertaking and assets of the Purchaser concerning (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles, (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles or (iii)the provision of repair, maintenance, refitting or other services in relation to Vehicles, or the entry into any transaction which is part of a series of transactions being or to be entered into with the intention of such a sale, transfer, lease, hire or other disposition,

                           Provided that the Vendor shall not unreasonably withhold its consent to such a sale if the parties hereto can negotiate terms to reflect the loss or potential loss by the Vendor of Deferred Consideration under Clause 4(1), including but not limited to payment to the Vendor of a part of the consideration received by the Purchaser on the proposed sale or appropriate terms for continuation of the payments based on Pre-tax Profits achieved by the buyer from the Purchaser over the balance of the Deferred Years;

                  (f) the conduct or transaction by any member of the Purchaser's Group other than the Purchaser of (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles, (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles and/or (iii) the provision of repair, maintenance, refitting or other services in relation to Vehicles;

                  (g) without prejudice to sub-clause (f) above the transfer to or conduct or transaction by any member of the Purchaser's Group other than the Purchaser of any part of the activities of the Business relating to Vehicles;

                  (h) without prejudice to sub-clause (f) above, the diversion away from the Purchaser of any business, income, contract or custom relating to (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles, (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles and/or (iii) the provision of repair, maintenance, refitting or other services in relation to Vehicles, by or at the request or instigation of any of any member of the Purchaser's Group; and

                  (i) any change in the auditors of the Purchaser from the Purchaser's Auditors other than to another of the largest 7 accounting firms in the United Kingdom as at the date of change.

         (11) Notwithstanding the definition of Pre-tax Profit, in calculating Pre-tax Profit there shall, without prejudice to any other rights of the Vendor under this Agreement, be disregarded:-

                  (a)      any   reduction  in  the  sales  of   the   Purchaser
                           attributable  to business or income in relation to:-

                           (i) the sale, hire, leasing or other transfer of rights in or possession of Vehicles,

                           (ii) the sale or provision of parts or other goods relating to or for use in, on or in conjunction with Vehicles and/or

                           (iii)    the    provision  of   repair,  maintenance,
                                    refitting   or other  services  in  relation
                                    to Vehicles,

                           having been diverted away from the Purchaser by or at the request or instigation of any of any member of the Purchaser's Group;

                  (b)      any  reduction  in  the  sales  of  the Purchaser, or
                           any increase in any amount to be deducted from gross sales for the purposes of calculating Pre-tax Profit, in consequence of any breach by any member of the Purchaser's Group of any of the provisions of this Agreement.

5.       WORKING CAPITAL


         (1) As soon as practicable after the Effective Time the Vendor shall prepare a draft Working Capital Statement, stating the Working Capital as at the Effective Time. The Working Capital Statement shall be prepared, and therefore the Stock, Debts and Creditors, shall be valued, as follows:-

                  (a)       applying first the Accounting Policies, and then

                  (b) in respect of any matter which is not provided for in the Accounting Policies, applying accounting principles and practices consistently applied in respect of the Business in the statutory accounts of CAL, and then


                  (c) in respect of any matter which is not provided for in the Accounting Policies or such accounting policies and principles consistently applied, applying generally accepted accounting principles and practices in the United Kingdom to the extent applicable to a statement limited to the matters to be covered by the Working Capital Statement,

                  Provided always that any items of Stock comprising Vehicles which were in existence at the Accounts Date and were accounted for in the Accounts shall be valued in the Working Capital Statement at the same value as was applied in the Accounts, excluding any adjustment in value which may be necessary to reflect any physical loss or damage or modification to any of such Vehicles since the Accounts Date.


                  The Purchaser shall promptly give to the Vendor all assistance and information that the Vendor may reasonably request for the purposes of preparing the draft Working Capital Statement. The Working Capital Statement shall include a list of all the Creditors and Debtors valued in the Statement.

         (2) On the next day following Completion Date, the parties shall jointly carry out a physical stock-take of all the Stock, and representatives of the Vendor's Accountants and the Purchaser's Accountants shall be entitled to be present at such stock-take and participate therein. The results of the physical stock-take shall be recorded on stock sheets to be signed by respective representatives of the Vendor and the Purchaser at the conclusion of the stock-take. In respect of Stocks not at the Properties, the valuation shall be based on a physical stock-take where practicable or on stock certification from the holders or the shippers thereof (as the case may be) as at the Effective Time.

         (3) The Vendor shall issue the draft Working Capital Statement to the Purchaser not later than 30 business days after the
                  Completion   Date,   together  with  a  reasonable   level  of
                  supporting details and schedules reflecting the Vendor's assumptions and calculations. The Purchaser shall complete its review of the draft Working Capital Statement and notify the Vendor of any areas of dispute as soon as practicable thereafter, and in the event of any such dispute, the parties shall use all reasonable endeavours to reach agreement thereon. The draft Working Capital Statement shall be deemed to have been approved by the Purchaser if the Purchaser fails to notify the Vendor in writing of any objection to its contents within 15 business days of their receipt from the Vendor.

         (4) In the event that any objection notified by the Purchaser has not been resolved within 10 business days of the notification of such objection, either the Vendor or the Purchaser may immediately refer the dispute for final determination to an independent Chartered Accountant agreed between the parties or in default of agreement to be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales who shall be instructed to issue his final determination within 30 days. Such independent accountant shall act as an expert and not as an arbitrator, and in the absence of manifest error, his decision shall be final and binding on the parties. His fees shall be borne by the parties in equal proportions.


         (5) To the extent the Working Capital (as finally agreed or determined hereunder) shall be greater or less than (pound sterling) 2,244,000, the Purchaser shall pay to the Vendor, or the Vendor shall repay to the Purchaser(as the case may be) the Adjustment, within 10 business days of the Working Capital Statement being approved or agreed between the parties or the independent accountant issuing his final determination under Clause 5(4).

6.       THE CONTRACTS


         (1) The Purchaser shall as from the Effective Time perform and fulfil all the Contracts save that where any Contract contains a prohibition on assignment or requires the written consent of any other contracting party for the satisfaction of any requirement or condition for its assignment or novation then this Agreement shall not operate so as to transfer the benefit of such agreement or any rights thereunder and in that event:-

                  (a)      the   Vendor   and   the   Purchaser  shall use their
                           respective reasonable endeavours to procure such an assignment or novation;

                  (b) unless and until any such Contract is assigned or novated the Purchaser shall as the Vendor's agent perform and discharge all liabilities and obligations arising under such Contract at the risk and cost of the Purchaser;

                  (c) the Purchaser shall reimburse to the Vendor any costs and expenses incurred by the Companies after the Completion Date in connection with the performance or discharge of any Contract by the Companies and shall on behalf of the Vendor discharge any liabilities in each case arising as a result of such performance and discharge by the Purchaser on behalf of the Vendor and shall provide all reasonable facilities and assistance to the Vendor free of charge for such purpose; and

                  (d) unless and until any such Contract is assigned or novated the Vendor shall hold the benefit of the same on trust for the Purchaser absolutely and the Vendor shall exercise its rights in respect of such agreement as the Purchaser may reasonably direct or approve and not otherwise and shall account to the Purchaser for all sums received thereunder and shall to the extent permitted under the terms thereof be deemed to have granted the Purchaser a licence free of charge to exercise all rights of the Vendor thereunder.

         (2) The Purchaser shall indemnify and keep indemnified the Vendor against all costs claims expenses and liabilities which may arise in connection with the Contracts after the Effective Time, except to the extent that any of the same shall have arisen out of any breach of any of the Contracts by the Vendor or CAL at or before the Effective Time where and to the extent that liability in respect of such breach is not included as a Creditor in the Working Capital Statement.


         (3) Notwithstanding the provisions of Clause 6(1) the Purchaser shall when required so to do by the Vendor at the Purchaser's own expense (but not so that the Purchaser shall be obliged to the Vendor to pay any fee or incur any cost or provide or procure the provision of any security or guarantee to any person with whom the Vendor has entered into any Contracts) enter into agreements for novation with the Vendor and the persons with whom the Vendor has entered into such Contracts whereby:-


                  (a) the Purchaser undertakes with such persons to perform such Contracts and to be bound by the terms thereof in every way as if the Purchaser was from the date of such novation party thereto in lieu of the Vendor;

                  (b) such persons release and discharge the Vendor from all claims and demands whatsoever in respect thereof save for the liability for any breaches prior to the Effective Date and which are not being assumed by the Purchaser hereunder; and

                  (c) such persons accept the obligations of the Purchaser in every way as if the Purchaser was named in such Contracts as party thereto in place of the Vendor and until such novation the Purchaser shall indemnify and keep indemnified the Vendor against any losses costs damages or liabilities under or arising from the Contracts.

         (4) The Vendor shall close out all forward foreign exchange contracts and arrangements entered into and arranged by the Courtaulds Group Treasury Department relating to the Business that are outstanding at the Completion Date, and any profit or loss resulting therefrom will be for the account of the Purchaser. The Vendor shall promptly account to the Purchaser for the amount of any such profit, and the Purchaser shall promptly account to the Vendor for the amount of any such loss, in respect of such contracts once closed. The Vendor shall at the request of the Purchaser and on its behalf open new foreign exchange contracts with a major UK clearing bank to be nominated by the Purchaser in the same currencies and amounts and for the same maturity dates as the original contracts and arrangements which have been closed out pursuant to this clause.


         (5) Without prejudice to the foregoing provisions of this Clause 6, the Purchaser shall (so far and to the extent that the same shall constitute legally binding obligations on the part of the Vendor, or any member of the Vendor's Group, at the date of this Agreement) observe and fulfill the provisions of the Exhibit contained in Document 6.94 in the Agreed Bundle referred to in the Disclosure Letter, and shall indemnify and keep the Vendor and CAL indemnified against any losses, damages, charges or expenses whatsoever which to the extent aforesaid may arise from any breach by any member of the Purchaser's Group of the terms of that Exhibit after the Effective Time.


         (6)      *

---------------------------------
* Material omitted pursuant to request for confidential treatment and filed separately.

         (7) For the purposes of this Agreement including without limitation this Clause 6, but without prejudice to any other provision of this Agreement, any sale or purchase commitment or agreement recorded in the books of the Business as a contractual commitment owed by the Business to another operation or business of the Vendor or CAL (or vice-versa) shall be treated as a legally binding obligation even though the Business and such other operation or business may not be separate legal entities.


         (8) On Completion, the Purchaser will deliver to the Vendor a guarantee (or similar document) in the Agreed Form issued in favour of the Vendor or its Bankers by a major UK clearing bank, in a form reasonably acceptable to the Vendor, indemnifying the Vendor and/or CAL fully against any liability arising in respect of the performance bond outstanding at Completion in relation to the Business and contained in Document 6.85 in the Agreed Bundle.

7.       DEBTORS, CREDITORS AND ASSUMED LIABILITIES

         (1) The Debts shall be included in the sale and purchase hereby agreed. In the event the Vendor or CAL receives payment of any of the Debts after the Effective Time it will forthwith account to the Purchaser (by forwarding the cheque or making payment as appropriate) for the payment received.


         (2) The Purchaser shall after the Effective Time assume, pay and discharge all the Creditors (including for the avoidance of doubt Intra-Group Creditors), and shall pay each amount owing to Creditors within the normal payment period operated by the Business for the Creditor concerned as operated in the ordinary course of the Business prior to the Effective Time, provided that a payment to a Creditor may be delayed or reduced for so long and to the extent only that such payment or discharge is the subject of a bona fide dispute with the Creditor. The Purchaser shall render the Vendor a written report at the start of each month after the Effective Time setting out the details of all sums paid out in respect of Creditors in the preceding month. The Purchaser's undertaking to pay, satisfy and discharge the Creditors under this Clause 7(2) shall apply in respect of the actual liability in respect of any Creditor listed and valued in the Working Capital Statement, whether the actual liability is greater or less than the amount stated, valued or provided for in the Working Capital Statement. However the Purchaser's obligation to pay, satisfy and discharge the Creditors under this Clause 7(2) shall not apply in respect of, and the Purchaser shall not be liable to pay, any Creditor which shall not have been listed and valued in the Working Capital Statement.

         (3) In the event of any failure by the Purchaser to pay any Creditor in full in accordance with Clause 7(2), and in any event if all the Creditors (save for those (and only for so long as they are) the subject of a dispute referred to in Clause 7(2)) have not been discharged in full within 70 days after the Effective Time for items purchased on open terms or within the stated payment periods for Letters of Credit, the Vendor shall be entitled as agent for the Purchaser, and subject to giving the Purchaser at least 3 business days prior written notice thereof before doing so, to discharge any outstanding Creditors at such time. Without prejudice to any other provision of this Agreement, the Purchaser shall immediately repay to the Vendor any sum so paid on its behalf.


         (4) The following provisions shall apply to claims in respect of defective goods or services supplied by the Vendor or CAL in the course of the Business at or prior to the Effective Time, excluding claims which are the subject of Clause 7(5):-

                  (a) the Purchaser shall, upon the request of the Vendor or CAL, give reasonable assistance to the Vendor or CAL, at the Vendor's or CAL's cost but limited to the Purchaser's reasonable actual costs (where the term "costs" in this sub-clause (a) means the cost of all materials, direct labour and manufacturing overheads, excluding administration, sales and marketing and research and development expenses) of providing such assistance, in the handling and/or settlement by it of claims by customers in respect of defective goods or services supplied by the Vendor or CAL in the course of the Business at or prior to the Effective Time Provided that such limitation to the Purchaser's reasonable actual costs (as defined above) shall not apply to the extent that the actual costs incurred by the Purchaser in dealing with such claims by customers in respect of past supplies in the course of the Business shall exceed (pound sterling )75,000 in aggregate. In that event, and in respect of the excess over (pound sterling) 75,000, the Purchaser may charge a profit margin of
                           10% in addition to its reasonable actual costs referred to above. The Vendor will pay any costs due under this clause within 20 days of receipt of the Purchaser's invoice;

                  (b) any work performed by the Purchaser for the Vendor or CAL under this Clause 7(4) shall be as the Vendor's or CAL's sub-contractor;

                  (c)      (i)      the  Purchaser  shall  notify  the Vendor as
                                    soon as it receives any claim or notice from
                                    a customer alleging defective  supply by the
                                    Vendor or CAL at or prior  to the  Effective
                                    Time ("a  Customer  Claim") in the course of
                                    the  Business and the parties shall  consult
                                    with each other as to how to  deal with such
                                    claim  or  notice.  The   Vendor  shall have
                                    conduct of the defence or any proceedings or claims or complaints from any customers alleging defective supply by the Vendor or CAL at or prior to the Effective Time, and the Purchaser shall not make any admission of liability or settle or compromise any such claim or complaint without the prior written consent of the Vendor;

                                    (ii) if the Vendor  and/or CAL indemnify and
                                    secure  the  Purchaser  to  its   reasonable
                                    satisfaction  against  any  losses,   fines,
                                    penalties,   interest  charges,   costs  and
                                    expenses  the  Purchaser   shall  take  such
                                    action  as  the   Vendor   and/or   CAL  may
                                    reasonably   request   to  avoid,   dispute,
                                    resist,  appeal,   compromise  or  defend  a

                                    Customer Claim.

                  (d) the Purchaser shall have no liability, and the Vendor shall indemnify the Purchaser and keep the Purchaser indemnified, in respect of any claims the subject of this Clause 7(4) in respect of defective goods or services supplied in the course of the Business at or prior to the Effective Time, except that neither CAL nor the Vendor shall have any liabilities to the Purchaser in respect of such claims, and accordingly the Purchaser shall indemnify the Vendor and CAL in respect of any such claims, after whichever is the later, in respect of any particular claim, of the end of the express contractual warranty period in relation to the supply concerned and the first anniversary of the Effective Time save in respect of any claim notified to the Vendor by the Purchaser in accordance with this Agreement or by the customer concerned prior to the relevant earliest date.


         (5) Without prejudice to Clause 7(4), the Purchaser shall provide the following assistance as the Vendor's or CAL's sub-contractor for the purpose of remedying defects in the CAV 100 Vehicles supplied to the MOD for use in Northern Ireland:-


                  (a) the Purchaser shall on the Vendor's or CAL's request carry out stripping, reworking and refitting work in order to correct the existing rust problem on the residual CAV 100 Vehicles which have yet to be subject to this repair work, and shall ensure that suitably qualified personnel from the Business are made available to the Vendor or CAL for this purpose;

                  (b) this work by the Purchaser shall be provided in accordance with the quality and other requirements to which the Vendor or CAL are subject, as disclosed in Document 6.118 in the Agreed Bundle referred to in the Disclosure Letter;

                  (c) in payment for its work under Clause 7(5)(a), CAL or the Vendor shall pay to the Purchaser a sum representing the aggregate of the direct labour or sub-contracting cost to the Purchaser reasonably incurred in relation to the work and the cost of any reasonable disbursements and necessary raw materials plus a sum equal to 7.5% of such sums and the Vendor shall keep the Purchaser wholly indemnified in respect of the same;

                  (d) the Purchaser shall at all times comply with all reasonable requests by CAL or its insurers concerning the timing, nature or any other aspect of the rectification work; and

                  (e) the Purchaser shall notify the Vendor with basic details as soon as practicable of any claim received after Completion for repairs covered by this Clause.

                  (6) The following provisions shall apply in respect of the subject matter of Clause 7(5):-

                  (a) the Purchaser shall carry out the stripping, re-working and/or refitting work concerned at the lowest reasonably available cost at the time, with respect (and without limitation) to the amount of direct manufacturing overhead, labour cost, disbursements and raw materials required to completed the work;

                  (b) the Purchaser shall, in respect of any work carried out, keep and maintain a full and accurate written record, consistent with existing established work practices as operated by the Vendor or CAL, of work done, and shall for this purpose keep copies of any relevant correspondence, invoices and other records reasonably necessary to establish in detail the work done;

                  (c) the Purchaser shall on request from the Vendor or CAL provide copies of any of such records and documentation referred to in sub-clause (b) and on the Vendor's request provide all reasonable co-operation to the Vendor's or CAL's insurers and their representatives in respect of any claim being made by the Vendor or CAL in respect of the work done, which shall include without limitation providing to such insurers or their representatives copies of, and reasonable access to inspect, such records and documentation.


         (7) Without prejudice to Clauses 6(2) and 7(2) to 7(4), the Purchaser shall assume pay and discharge all the Assumed Liabilities and shall indemnify and hold harmless the Vendor fully at all times for and against all actions, proceedings, costs, claims, demands or liabilities whatsoever arising out of or in connection therewith.

         (8) For the purposes of this Agreement including without limitation Clause 5:-

                  (a) those amounts treated in the books of the Business as trade or other debts owed by the Business to another operation or business of the Vendor or CAL shall be deemed to be actual debts, and therefore Creditors, even though the Business and each such other business or operation within the Vendor are not separate legal entities;

                  (b) all amounts treated in the books of the Business as trade or other debts owed to the Business by another operation or business of the Vendor or CAL shall be deemed to be actual debts, and therefore Debts, even though the Business and each such other business or operation are not separate legal entities.


         (9) Accrued VAT liability of the Business due to H.M. Customs & Excise in respect of the period to the Effective Time shall not be included in the Working Capital Statement and shall be the liability of the Vendor, and any accrued VAT refund due to the Business from H.M. Customs & Excise in respect of the period to the Effective Time shall not be included in the Working Statement and shall be for the benefit of the Vendor. The terms of Clause 5 and the definitions of Creditors and Debts shall be subject to this Clause 7(9).

         (10) Any accrued liability of the Business in respect of the rectification work referred to in Clause 7(5) shall not be included in the Working Capital Statement and shall be the liability of the Vendor, and any accrued receivable concerning sums due from the Vendor's or CAL's insurers in relation to such work shall not be included in the Working Statement and shall be for the benefit of the Vendor or CAL. The terms of Clause 5 and the definitions of Creditors and Debts shall be subject to this Clause 7(9).


7A       SWEDISH DEBTS

         (1) The Swedish Debts are expressly excluded from the sale and purchase hereunder. The Vendor and the Purchaser however accept the following provisions in relation to the Swedish Debts:-

                  (a) the Purchaser shall as agent for the Vendor use all reasonable endeavours to collect the Swedish Debts promptly as soon as practicable following the Effective Time in a manner consistent with the manner and level of diligence used in collection of such debts by the Vendor in the ordinary course of the Business prior to the Effective Time;

                  (b) all proceeds of the Swedish Debts collected by the Purchaser shall belong to the Vendor and shall (if not received in the account referred to below) be paid by the Purchaser to the Vendor forthwith on receipt (by forwarding the cheque received or making payment as appropriate).

                           The current arrangement, where payments from Swedish FMV are paid into a Swedish bank account maintained by the Vendor or CAL, shall be retained for receipt of the proceeds of the Swedish Debts. The Vendor shall make arrangements that the Vendor and the Purchaser will be notified forthwith when any proceeds of the Swedish Debts are received in that account and for the appropriate commission payments to be made out of such proceeds to Akers Krutbruk as required under the relevant Contract;

                  (c) the Purchaser shall co-operate regarding invoicing of the inflation adjustments referred to in the definition of the Swedish Debts on or as close as practicable to the dates when such adjustments are due to be made . If requested by the Vendor the Purchaser shall invoice (on the due dates) such amounts in its own name but on behalf of the Vendor, and in such event the terms of this Clause 7A shall apply mutatis mutandis to the collection of such invoices;

                  (d) the Purchaser shall not without the prior written consent of the Vendor effect or agree any assignment, settlement, compromise, variation or release whatsoever of any entitlement or claim or proceedings in respect of any of the Swedish Debts


                   *



---------------------------------
* Material omitted pursuant to request for confidential treatment and filed separately.

7B       ELECTRICAL WORKS

         (1) In respect of the Specified Works, the Purchaser shall consult with the Vendor in relation thereto and shall comply with all reasonable requests of the Vendor in order to minimise the costs thereof. In particular, the Purchaser shall obtain not less than two competitive quotations in relation to the costs for completion of the Specified Works from contractors of repute and shall submit the same to the Vendor (to Mr Rodney Haynes or equivalent) for its consideration. After 5 days of submission to the Vendor of the quotes, the Purchaser shall contract with such supplier as the Purchaser reasonably considers appropriate to commence the works.

         (2) Upon completion of the Specified Works to the reasonable satisfaction of the Purchaser, the Purchaser shall determine the aggregate Costs incurred by the Purchaser in relation thereto Subject to receipt of reasonable evidence of the Costs incurred and of any necessary invoice from the Purchaser, the Vendor shall within 20 days reimburse the Costs to the Purchaser subject to a maximum reimbursement of (pound sterling )150,000.

         (3) For the purposes of this Clause 7B, the following expressions shall have the meanings set opposite them:-
                    "Costs"                            all  costs  and  expenses
                                                       invoiced at any  time  to
                                                       the  Purchaser   by   the
                                                       chosen  contractor(s)  in
                                                       respect  of  the carrying
                                                       out   of   the  Specified
                                                       Works;

                    "the Specified Works"              the works  required to be
                                                       completed  in  respect of
                                                       Site 1,  described in the
                                                       Document   3.11   in  the
                                                       Agreed Bundle


8.       EMPLOYEES


         (1) The Vendor and the Purchaser hereby agree and acknowledge that the contracts of employment of each of the Employees shall not be terminated but shall continue to have effect as if originally made between each such Employee and the Purchaser in accordance with and save as may be otherwise provided by the Regulations.

         (2) The Purchaser shall provide to the Vendor such information within its actual possession at such times as the Vendor shall request so as to enable the Vendor to carry out its duties under and to enable full and proper consultation to take place in accordance with the requirements of the Regulations and to carry out the Consultation Plan. The Vendor and the Purchaser shall comply in all material respects with the provisions in the Consultation Plan relating to the information to be provided or matters to be done by it hereunder.

         (3) The Purchaser has not made and will not without the specific prior written consent of the Vendor make between the date hereof and the Completion Date, directly or indirectly, any representations or statements (whether oral, written or otherwise) to or about any of the Employees in any way connected with or concerning the sale and purchase of the Business or employment with the Vendor or the Purchaser.


         (4) The Purchaser and the Companies will not between the date hereof and the Completion Date do any act, the result of which is reasonably likely to result in industrial action by or a dispute with all or any of the Employees, or in litigation against the Vendor or the Purchaser by all or any of the Employees, or any trade union or staff association representing them Provided that the Purchaser shall not be liable under this Clause 8(4) or any other provision of this Clause 8 in relation to any acts or omissions by it which are in accordance with the requirements placed upon it under the Consultation Plan. The Companies shall not without the prior written consent of the Purchaser, make between the date hereof and the Completion Date, directly or indirectly, any representations or statements (whether oral, written or otherwise) to or about any of the Employees in any way connected with or concerning the sale and purchase of the Business or employment with the Purchaser, other than in each case substantially in accordance with the provisions of the Consultation Plan or with the requirements affecting it under Regulation 10 of the Regulations

         (5) The Purchaser shall indemnify the Vendor and keep it indemnified against all liabilities, claims, proceedings, damages, costs and expenses (including legal costs) incurred by the Vendor in relation to the Employees which arises from any breach by the Purchaser of the terms of Clause 8(2), 8(3) or 8(4) or which may arise out of or in connection with any claim for breach of a legal duty or obligation (contractual, statutory or otherwise and including but not limited to any claims for a protective award) arising from any action or omission of the Purchaser on or after the Effective Time in respect of the Employees or any other employee of the Business. This indemnity shall include without limitation the liability in respect of the 10 redundancies referred to in Section B12.10 of the Disclosure Letter.


         (6) The Vendor shall indemnify the Purchaser and keep it indemnified against all liabilities, claims, proceedings, damages, costs and expenses (including legal costs) incurred by the Purchaser in relation to the Employees or any other employee of the Business (not being an Employee) which may arise out of or in connection with any claim for breach of a legal duty or obligation (contractual, statutory or otherwise and including any claim for a protective award) in respect of the Employees arising from any action or omission of the Vendor prior to the Effective Time.

         (7) If any contract of employment of any person other than an Employee has effect or is alleged to have effect as if originally made between the Purchaser and any such employee by operation of the provisions of Regulations 5 or 6 of the Regulations in relation to the sale and purchase hereunder:-

                  (a) the Purchaser shall upon becoming aware of the actual or alleged application of such Regulation 5 or 6 to any such contract inform the Vendor;

                  (b) the Vendor and the Purchaser shall consult in good faith as to the appropriate steps to be taken in relation to such contract; and

                  (c) if, within 30 days of notification to the Vendor under (a) above, the Vendor and the Purchaser fail to reach agreement as to the steps to be taken, the Vendor may offer to re-employ the relevant employee (in which case the Vendor shall indemnify the Purchaser against all or any claims, demands, costs or liabilities incurred by or made against the Purchaser (if any) by or on behalf of such employee) but, failing such offer within a further 14 days, the Purchaser may terminate the relevant contract (if any) and the Vendor shall indemnify the Purchaser against all costs, claims, demands and liabilities arising out of such termination or which would not have been incurred but for such employment.


         (8) The Purchaser undertakes to the Vendor, directly and for the benefit of each of the Employees, that the Purchaser shall, in respect of any Employee who may be dismissed by the Purchaser (or any company associated with the Purchaser) by reason of redundancy in the period between the Completion Date and 31 December 1998, comply with the redundancy terms practised by the Vendor as described in Document 12.5 in the Agreed Bundle as if those terms were contractual and binding upon the Purchaser (or such associated company) as the employer of the Employee(s) concerned. Should the Purchaser default in its obligation under this Clause 8(8), and the Vendor, at its discretion, decides to pay any or all of the above entitlement to any of the employees concerned made redundant by the Purchaser, the Purchaser shall pay the amount concerned to the Vendor in full.


                  (9) The Vendor shall pay and otherwise indemnify the Purchaser in respect of all payments (both contractual, statutory and under Courtaulds' terms), including any payments in respect of unfair dismissal but always excluding wages or salary and associated costs up to date of termination, which may be incurred by the Purchaser in the case of the redundancy of either Janice Alger or Shirley Balder, whichever shall be the case, on 31 May 1998. The parties have agreed that the aforementioned redundancy shall be handled by the staff of the Vendor on behalf of the Purchaser, and all communications with and payments to the individual concerned relating to the redundancy shall be at the direction of the Vendor


9.       PENSIONS


         The Vendor and the Purchaser agree to perform the provisions of the Ninth Schedule relating to pensions.

10.      PROPERTY


         The Vendor and the Purchaser agree to perform the provisions of Parts 2 and 3 of the First Schedule relating to the Property.


11.      COMPLETION

         (1) Completion shall take place at the offices of the Vendor's Solicitors at 11 am on 24 April 1998 (or such other time as may be agreed in writing between the parties) when the events set out in the following provisions of this Clause 11 shall take place.


         (2) The Vendor shall effect delivery to the Purchaser on the Effective Time of those Sale Assets capable of being transferred by delivery and of the Third Party Tooling, which delivery shall be deemed to take place at the premises where they are being used or stored.

         (3)      The Vendor shall:-

                  (a) with effect from the Effective Time convey assign or otherwise vest in the Purchaser benefit and title to such of the Sale Assets as are not capable of being transferred by delivery and deliver to the Purchaser possession of and title to all the other Sale Assets transferable by delivery;

                  (b) procure that CAL shall enter into and deliver to the Purchaser the Property Transfer and deliver to the Purchaser all documents and/or deeds of title relating to the Sale Assets in the Vendor's possession, provided that any such documents and/or deeds of title as are situated at the Properties shall be delivered to the Purchaser where they are situated.

         (4)      The   Vendor  shall  procure  that  Trackwell  shall  and  the
                  Purchaser shall enter into the Site 2 Lease and the Site 3 Lease.

         (5)      The Purchaser shall:-

                  (a) pay the Initial Payment to the Vendor by telegraphic transfer to the Vendor's bank account at Barclays Bank plc, 54 Lombard Street, London ECP3 3AH, sort code 20-00-00T, Account number 8031 2339; and


                  (b) deliver to the Vendor duly executed guarantee and/or other financial bond or instrument required pursuant to Clause 6(5).

12.      CONDUCT OF BUSINESS PENDING COMPLETION


         (1) The Companies covenant and agree that, from and after the date of this Agreement and until the Completion, except as otherwise specifically consented to or approved by Purchaser in writing or as may be provided for in this Agreement or be reasonably necessary to give effect to any provision of this Agreement or be a natural consequence of the operation of the terms of this Agreement:-

                  (a) the Vendor or CAL (as the case may be) shall carry on the Business in all material respects in the ordinary course of business as the Business has previously been carried on;

                  (b) the Companies shall not grant any general or uniform or individual increase in the rates of pay of the Employees, nor grant any material general or uniform or individual increase in the benefits under any bonus or pension plan or other contract or commitment with respect to any Employee;

                  (c) the Companies shall not enter into any material contract or commitment or engage in any material transaction outside the ordinary course of the Business as previously carried on;

                  (d) other than pursuant to this Agreement, the Companies shall not sell or otherwise dispose of any capital asset used in the Business (excluding any of the

                           Excluded Assets) other than in the ordinary course of business;

                  (e) the Companies shall maintain the current insurances held in respect of the Business;

                  (f) the Companies shall not enter into any material transaction or commitment with respect to the Business with any person connected with (within the meaning of section 839 of the Taxes Act) the Vendor or any other member of the Vendor's Group or any director or officer of the Vendor or any other member of the Vendor's Group, other than trading among or with members of the Vendor's Group entered into in the ordinary course of business consistent with past practice.


13.      RECORDS


         (1) The Vendor or CAL shall on the Completion Date deliver the Records to the Purchaser and if any of the same are not in the possession of the Vendor deliver a letter specifying their whereabouts and authorising the Purchaser to take possession of the same and the Purchaser shall thenceforth be entitled to custody and use thereof for the purposes of carrying out the Business.

         (2) The Vendor and CAL shall each at all reasonable times and on reasonable notice (wherever practicable) have free access to the Records as it shall require for taxation and accounting and other reasonable purposes but relating only to periods up to the close of business on the Effective Time.

         (3) The Purchaser shall at all reasonable times and on reasonable notice (wherever practicable) have free access to the Excluded Records that it shall require for taxation, accounting and other reasonable purposes relating to the conduct of the Business after to the Effective Time.

         (4) The Purchaser shall procure that personnel of the Purchaser reasonably required by the Vendor or CAL shall provide to the

                  Vendor or CAL free of charge such information and assistance as the Vendor or CAL may reasonably request in connection with the preparation of the Vendor's or CAL's accounts for the year 1997/98 in accordance with the Vendor's reporting requirements and timetables, and in connection with the Vendor's tax returns in respect of the Business in relation to any period up to the Effective Time.

         (5) The Purchaser hereby agrees not to destroy such of the Records as are required to be kept pursuant to statute until the expiry of the period prescribed by statute.
         (6) On the Vendor's request, the Purchaser shall supply to the Vendor an internal Courtaulds Group VAT return in the Vendor's normal form in respect of the period from the close of the last relevant VAT period to the Effective Time.


14.      WARRANTIES AND LIABILITY LIMITATIONS

         (1) The Vendor hereby warrants to the Purchaser that, subject only as and to the extent disclosed, reserved or qualified in the Disclosure Letter or expressly reserved or qualified in this Agreement, each of the Warranties is at the time of execution of this Agreement true and accurate.

         (2)      Each of the Warranties is separate and independent.

         (3) The Vendor shall be under no liability in respect of any breach of the Warranties unless the Vendor shall have been given written notice by the Purchaser of the breach concerned prior to 30 June 1999 with respect to breach of any Warranty other than relating to Taxation and the seventh anniversary of Completion with respect to breach of any Warranty relating to Taxation.


         (4) The aggregate liability of the Vendor in respect of all claims under this Agreement shall not in any event exceed the Consideration.


         (5) The liability of the Vendor or CAL in respect of any claim or claims under this Agreement other than claims under Clauses 7, 7A, 7B 8(9), 16(3) or any claims relating to Asbestos as referred to in Clause 16(1):-

                  (i) shall not arise in respect of any individual claim in respect of which the amount to which the Purchaser would otherwise be entitled is less than (pound sterling )7,500; and

                  (ii) shall not arise except to the extent that the amount of all claims thereunder when aggregated (or which would have been made but for the operation of this Clause 13(5)) exceeds (pound sterling )55,000 in which case all such claims and not just the excess may be claimed.

         (6) The Purchaser shall reimburse to the Vendor an amount equal to any sum paid by the Vendor under any of the Warranties which is subsequently recovered by or paid to the Purchaser by any third party less any reasonable costs and expenses incurred by the Purchaser in obtaining payment of that sum.

         (7) The limitations on liability contained in Clauses 14(3),14(4), 14(5), 14(6) shall not apply in the case of fraud.

         (8) The Purchaser shall have no claim under this Agreement:-

                  (a) (save in respect of Clause 7, 7A and 7B) unless and then only to the extent that particulars of the claim, specifying the matter giving rise to the claim and giving such adequate information to identify the claim as are in the Purchaser's possession and is reasonable for the Purchaser to provide, has been given to the Vendor as soon as reasonably practicable and in any event within 40 business days of the Purchaser becoming aware of the matter giving rise to the claim;

                  (b) to the extent that the matter giving rise to a claim is the subject of a claim under some other provision of this Agreement and such claim has been satisfied in the same or a greater amount;

                  (c) in respect of any matter or liability to the extent that a specific provision, allowance or reserve in respect thereof is made in the Working Capital

                           Statement and that provision, allowance or reserve is taken into account in reducing the Working Capital;

                  (d) in respect of any breach of the Warranties of which the Purchaser or the Guarantor had actual knowledge at Completion sufficient to understand the basic nature and scope of the breach;

                  (e) to the extent that such liability would not have arisen but for:-

                           (i) a change in or coming into force of any legislation or government or governmental order or rule after the date of this Agreement;

                           (ii) any voluntary act, omission, transaction or arrangement after the Effective Time of the Purchaser or any person connected with the Purchaser (applying for this purpose Section 533 of the Taxes Act to determine whether any person is connected with another) otherwise than in the ordinary course of business of the Business as presently carried on; or

                           (iii) any claim, election, surrender or disclaimer made or notice or consent given or any other thing done after Completion by the Purchaser or by any person connected with the Purchaser under the provisions of any enactment or regulation relating to Taxation.

         (9) Notwithstanding anything to the contrary in this Agreement, neither the Vendor or CAL shall have any liability to the Purchaser or the Guarantor hereunder in relation to any Environmental Liabilities save to the extent that such liability arises in respect of the Warranties set out in Paragraphs 15.1 to 15.4 of the Warranties.

         (10) No Warranties shall apply to the Properties other than Paragraphs 3.1 to 3.4 (inclusive) of the Warranties.

         (11) If the Purchaser shall be in receipt of any claim, or any fact or circumstance comes to the notice of the Purchaser, which may constitute or give rise to a liability of the Vendor pursuant to any of the Warranties or under any indemnity or other provision of this Agreement, the Purchaser shall forthwith notify the Vendor in accordance with Clause 14(7)(a) and shall not make any admission of liability or settle or comprise any such claim and (subject to being indemnified under the terms of this Agreement or, in the absence of such any indemnity in the circumstances concerned, to being indemnified to its reasonable satisfaction against all costs and expenses incurred or which it may incur) shall:-

                  (a) inform and keep the Vendor and CAL informed in respect of such claim and provide reasonable access at reasonable times to all relevant accounts, documents and records within its power, possession or control to enable the Vendor or CAL and its professional advisers to examine such claim and to take copies thereof;

                  (b) take such action as the Vendor or CAL or its solicitor may reasonably request including attending any hearing to give evidence of fact and belief to avoid, dispute, resist, appeal, compromise or defend any such claim, including (without limitation) affording the Vendor or CAL care and control of any discussions, negotiations or legal proceedings relating to the same if it so requires; and

                  (c) if so required by the Vendor in writing within 7 days following their being notified as provided in this Clause 13(10) retain solicitors chosen by the Vendor to proceed on behalf of the Purchaser in accordance with the reasonable instructions of the Vendor as provided in sub-clause (a) above and give to such solicitors all and every assistance and information as they may reasonably require.

         (12) The amount of any successful claim against the Vendor or CAL under the Warranties or for breach of this Agreement shall be deemed to constitute a reduction in the Consideration.

         (13) Where a breach of the Warranties or a claim under any indemnity by the Vendor under this Agreement shall be in respect of a matter where the Purchaser shall be insured against any loss or damage arising from it the Purchaser shall not make any claim against the Vendor for breach of any such Warranty or under such indemnity without first making a claim (which the Purchaser shall use reasonable endeavours to expedite) against its insurers for compensation for the loss or damage suffered. Any sum received by the Purchaser from such insurers in relation to such breach or claim (less the Purchaser's out-of-pocket expenses in making the claim and less reasonable compensation to the Purchaser for the increased premium cost (if any) to the Purchaser arising from making the claim) shall pro tanto reduce the Vendor's liability to the Purchaser thereunder, or if subsequently received, be repaid to the Vendor up to the amount paid by the Vendor in respect of such breach or claim. For the avoidance of doubt this Clause 14(12) shall not prevent the Purchaser from making a claim under the Warranties in relation to a matter which is the subject of this Clause and pursuing that claim in parallel with any claim required to be made under this Clause.

         (14) Notwithstanding anything in this Agreement to the contrary, any liability of the Vendor or CAL under the Warranties or under any express indemnity by the Vendor or CAL under this Agreement shall be reduced to the extent that the loss or damage suffered by the Purchaser in respect of which a claim is made is the result of any failure by the Purchaser after Completion to take reasonable steps to mitigate the effect of the breach of Warranty or loss or damage concerned.

         (15) The Purchaser accepts (a) that (without prejudice to any claim under an express indemnity in this Agreement) the sole remedy available to the Purchaser in respect of any breach of this Agreement shall be in damages and (b) that the Purchaser shall have no right to rescind this Agreement following the execution hereof and that any such right is hereby expressly excluded.

         (16) Except in the case of fraud, dishonesty or wilful concealment on the part of a relevant Employee, the Vendor agrees with the Purchaser as trustee for the Employee concerned to waive any rights or claims which it may have in respect of any misrepresentation in or omission from any information or advice supplied or given by such Employee in connection with the giving of the Warranties or the preparation of the Disclosure Letter, Provided that this waiver shall only apply for so long as the Employee concerned remains an Employee of a company in the Purchaser's Group.



15.      REPRESENTATIONS AND UNDERTAKINGS BY THE PURCHASER AND THE GUARANTOR


         (1) The Purchaser and the Guarantor each warrants and undertakes to the Vendor as follows:

                  (a) the Purchaser has full corporate power to carry on the Business;

                  (b) the Purchaser will at Completion be registered for VAT;


                  (c) the Purchaser and the Guarantor each has full corporate power and authority to enter into and perform its obligations under this Agreement and the other documents to be executed pursuant hereto and the signing of this Agreement or any of such documents does not violate any provision of the Purchaser's Memorandum and Articles of Association or any order arbitration award judgement or decree (in any such case, of a competent court) to which the Purchaser is a party or by which it is bound nor does the signing of this Agreement and the performance of its obligations hereunder by the Guarantor contravene or require the consent of any bank or the third party to the giving of the guarantee under the terms of Clause 17;


                  (d) the Boards of Directors of each of the Purchaser and the Guarantor have has taken all action required by law, their respective Memorandum and Articles of Association or corporate statutes or otherwise to authorise the signing and performance of this Agreement by or on behalf of the Purchaser and the Guarantor respectively.

         (2) The Purchaser and the Guarantor further undertake to the Vendor that:-

                  (a) neither the Purchaser, the Guarantor nor any member of the Purchaser's Group will at any time after the Effective Time, directly or indirectly, and whether on packaging documentation or otherwise, make any use whatsoever in its business of any name containing the word "Courtaulds"or any other name or word resembling the same, or of the 0Courtaulds "C" Mark logo, and the Purchaser will at all times procure that any company controlled by them will not carry on any such business under such name or logo. Notwithstanding the foregoing, the Purchaser shall be permitted to use supplies of packaging materials contained in Stocks, containing the word "Courtaulds" or the "C"Mark Logo, for such short period after Completion as may be necessary to enable the Purchaser to replace such packaging materials or make temporary arrangements, such as use of labels, to obscure the said name or logo, provided that the Purchaser shall use its best endeavours to conclude use of such materials containing the said name or logo as soon as practicable after Completion and shall in any event cease all such use within thirty (30) days after Completion; and

                  (b) neither the Purchaser, the Guarantor nor any member of the Purchaser's Group will at any time after the Effective Time make use of or disclose to any third party any commercial, technical or design information of a secret or confidential nature relating to any retained business of the Vendor (including information about its customers or suppliers).


16.      INDEMNITIES

         (1) Subject, for the avoidance of doubt, to Clause 14(8), the Vendor shall be responsible for all liabilities or obligations of the Business (excluding the Assumed Liabilities and any other obligations which may be agreed to be assumed by the Purchaser under the express terms of this Agreement but including  the  Excluded  Liabilities)  arising  in respect of periods up to and including the Effective Time and accordingly the Vendor  hereby  indemnifies  and shall keep the  Purchaser indemnified from and against any liabilities or obligations of the Business incurred or arising prior to the Effective Time and not agreed to be assumed by the Purchaser pursuant to the terms of this Agreement.


                  For the avoidance of doubt the indemnity under this Clause 16(1) shall include any claim or liability by or in respect of any Employee or former employee of the Business or their estates, dependants or relatives relating to any illness or condition arising from exposure to asbestos in the course of the Business or any part or predecessor of the Business prior to the Effective Time.

         (2) The Purchaser shall pay and satisfy and discharge the Assumed Liabilities in accordance with and subject to the provisions of this Agreement, shall observe perform and fulfil the obligations of the Vendor falling due for performance after the Effective Time under the Contracts and shall be responsible for all other liabilities or obligations of the Business arising in respect of periods after the Effective Time and accordingly the Purchaser hereby indemnifies the Vendor and shall keep the Vendor indemnified from and against any liabilities or obligations of the Business incurred or arising after the Effective Time or assessed against the Vendor as a consequence of any failure of the Purchaser so to pay satisfy and discharge or so to perform and observe and fulfil the Assumed Liabilities or any such other liabilities or obligations of the Business.

         (3) The Vendor shall indemnify the Purchaser against any liability for income tax, national insurance, interest and or penalties that have been or may be incurred in respect of the membership of any of the Employees prior to the Effective Time of any PRP scheme run by any member of the Vendor's Group.


17.      GUARANTEE

         (1)       The Guarantor:-

                  (a)      shall  guarantee the due performance by the Purchaser

                           (notwithstanding any legal limitation on or incapacity of or other such circumstances relating to the Purchaser) of the undertakings, agreement and other obligations on the part of the Purchaser under this Agreement;

                  (b) hereby waives any rights which it may have to require the Vendor to proceed first against or claim payment from the Purchaser and the Guarantor agrees and accepts that it shall be deemed to be liable as a principal as if it had entered into such undertakings and obligations as primary obligor jointly and severally with the Purchaser;

                  (c) acknowledge that it shall not be released by time or indulgence being given to or any arrangements or alterations of terms being made with the Purchaser or with the Guarantor or by any release or dealing by the Vendor (other than an express release of this guarantee) or by the invalidity of any such undertaking, agreement or other obligation.


         (2) The guarantee under this Clause 17 shall be a continuing and irrevocable guarantee and indemnity.


         (3) As a separate and independent stipulation, the Guarantor agrees that any moneys expressed to be payable by the Purchaser under this Agreement which may not be recoverable from the Purchaser by reason of any legal limitation, disability or incapacity on or of the Purchaser or any other fact or circumstance (whether or not known to the Vendor) shall nevertheless be recoverable from or otherwise payable by the Guarantor as though the same had been incurred by it and it was the sole or principal debtor in respect thereof under the terms of this Agreement and shall be paid by it on demand on or after the date when it would otherwise have been payable by the Purchaser in accordance with this Agreement.


18.      RESTRICTIONS


         (1) In order to transfer to the Purchaser the full benefit of the Goodwill the Vendor covenants with the Purchaser that it will not and shall procure that each member of the Vendor's Group will not:-

                  (a) at any time during the period of 5 years after the Effective Time either on its own account or otherwise directly or indirectly, in competition with the Business, carry on a business, in any country of the World to which the Business has made any material sales of any of the Restricted Products in the period of 2 years prior to the date of this Agreement, which manufactures or supplies any of the Restricted Products (as defined below) in competition with the Business as carried on by any member of the Purchaser's Group;

                  (b) except by means of public advertisement, for a period of 12 months after the Completion Date, without the prior written consent of the Purchaser, either on its own account or otherwise and whether directly or indirectly solicit or endeavour to entice away from the Purchaser any Employee who was engaged in managerial work at the Effective Time;

                  (c) at any time after the Effective Time, except as contemplated by or for the purposes of giving effect to any provision of this Agreement, represent itself or hold itself out as being in any way connected with or interested in the Business;


                  (d) use or disclose, publish or communicate to any other person, firm or company any commercial or technical information of a secret or confidential nature which relates exclusively to the Business without the prior written consent of the Purchaser, and this Clause 18(1)(d) shall continue to bind the Vendor without limit as to time Provided that this shall not prevent the Vendor or CAL using or disclosing such information for its normal accounting, taxation or management purposes or in the ordinary course of any other business of the Vendor to the extent such information also relates to such other business; or


                  (e) use the name "National Plastics" or the Trademarks or any names capable of confusion therewith as a corporate business or trading name in any business carrying on the manufacture, marketing or sale of Restricted Products.

         (2) Subject always to the provisions of Clause 18(1)(d) above, the provisions of Clause 18(1)(a) above shall not prevent the Companies and any other members of the Vendor's Group from time to time from:-

                  (a) continuing to operate and develop any other existing business in the Vendor's Group in accordance with the practice of that business or the Vendor's Group prior to the date of this Agreement; or

                  (b) holding a minority interest of less than 20% of any class of shares or other securities in any company which may be from time to time engaged in the manufacture or sale of any of the Restricted Products; or


                  (c) acquiring, and subsequently operating or holding an interest in, any company, business, firm or undertaking or group thereof carrying on, or engaged or interested in, an activity in breach of Clause 18(1)(a) ("a competing business") Provided further that such part of the turnover of the competing business representing sales in Restricted Products as dealt in by the Business at the date of this Agreement accounts for not more than 30% of the aggregate turnover of the total operations and/or entities so acquired.

         (3) In this Clause 18, the term "Restricted Products" means any of the following products as dealt in by the Business before the Effective Time:-


                  (a) manufacture of composite vehicle armour and vehicles incorporating such armour;

                  (b)      military   helmets   manufactured   from    composite
                           materials.

                  (c)      body armour for military or defence forces purposes;

                  (d)      composite  mouldings   with  stealth   and  signature
                           reduction characteristics;

                  (e)      composite seat-backs for aeroplanes; and

                  (f)      composite medical couches

                  in  each  case  being  of  the  kind  of  such   products   as
                  manufactured by the Business while under the ownership of any member of the Vendor's Group.


         (4)      The restrictions contained in Clause 18(1)(d)shall not apply:-

                  (a) to any information which is now or hereafter becomes public knowledge save by a breach of that sub-clause; or

                  (b) to any information which is subsequently received by the Vendor from a third party, or independently developed, other than as a result of a breach of duty of confidence owed to the Purchaser; or

                  (c) to any information which is required to be disclosed by a process of law by a competent regulatory body.


         (5) Each of the undertakings in this Clause 18 is separate and independent and may be severed from the remainder to the intent that the validity of any one or more of such undertaking does not in any way affect the validity of any other.

         (6) While the restrictions contained in this Clause 18 are considered by the Vendor and the Purchaser to be reasonable in all circumstances it is recognised that restrictions of the nature in question may be unenforceable and accordingly if any such restriction shall be adjudged to be void and unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof was deleted or the period thereof was reduced or the area dealt with thereby reduced in scope such restriction shall apply with such modifications as may be necessary to make them valid and effective.

         (7) The Vendor undertakes that it shall prior to the Effective Time procure that any company within the Vendor's Group with the words "National Plastics" in its name shall resolve to change its name to a name not including the words "National
                  Plastics" or any colourable imitation thereof and shall on Completion deliver to the Purchaser evidence of such name change(s).



19.      FURTHER ASSURANCE


         The Vendor shall execute and procure to be executed by other members of the Vendor's Group from time to time after Completion all such deeds and documents as the Purchaser shall reasonably require in order to perfect the right title and interest of the Purchaser in and to the Sale Assets hereby agreed to be sold and pending the execution of such deeds and documents the Vendor shall hold the legal estate in such Sale Assets in trust for the Purchaser.


20.      EXCLUSION OF OTHER WARRANTIES AND REPRESENTATIONS


         (1) Without prejudice to the terms of Section 7 in the Warranties but otherwise notwithstanding any other provision of this Agreement, the Vendor does not warrant that the Trademarks are valid or will be granted or that the use of the Trademarks by the Vendor does not, or that the use by the Purchaser thereof will not, infringe any trademark or other rights of any third party in any part of the World.


         (2) This Agreement, together with the documents referred to herein to be executed on Completion, shall constitute the entire understanding and agreement between the parties to it relating to the sale and purchase of the Business, and, apart from the Warranties and the express provisions of this Agreement and those documents, no representations, warranties or undertakings, written or oral, express or implied, statutory or otherwise (including but not limited to the warranties or conditions as to satisfactory quality, fitness for purpose, compliance with sample or description and reasonable care and skill, but not including the implied warranty or condition as to title), made by or on behalf of the Vendor to any other of the parties in connection with or arising out of the acquisition of the Business, or during any prior discussions or negotiations relating thereto shall give rise to any liability on the part of the Vendor, save that this Clause 20(2) shall not exclude any liability for a fraudulent misrepresentation.


         (3) The Purchaser hereby accepts and confirms that the Purchaser has not been influenced to enter into this Agreement by any statements of fact or opinion other than such as are contained in this Agreement, such statements being subject to all matters disclosed in the Disclosure Letter.


21.      VALUE ADDED TAX


         (1) All amounts expressed in this Agreement as being payable by the Purchaser are expressed exclusive of any VAT which may be chargeable thereon and any VAT payable shall be paid by the Purchaser to the Vendor forthwith the issue at any time of a VAT invoice. However the parties hereto shall use all reasonable endeavours to secure as far as possible that pursuant inter-alia to Article 5(1) of the Value Added Tax (Special Provisions) Order 1992, the sale of the Sale Assets is treated as neither a supply of goods nor a supply of services for the purposes of VAT.

         (2) If notwithstanding the foregoing provisions, the Commissioners of Customs & Excise determine that VAT is payable on any part of the supply from the Vendor to the Purchaser hereunder, the Purchaser shall pay the amount of any such VAT to the Vendor, in addition to any relevant payment pursuant to Clause 3(1) or Clause 4(1), within 10 business days of the delivery to the Purchaser of the relevant tax invoices in respect thereof.

22.      ANNOUNCEMENTS


         Except if and insofar as required by The Stock Exchange no announcement shall be made by any party either before or after Completion in relation to any of the transactions provided for in this Agreement without the prior consent of, in the case of an announcement by the
         Vendor or CAL, the Purchaser and in respect of an announcement by the Purchaser, the Vendor, which consent shall not be unreasonably withheld.


23.      GENERAL


         (1) Any variation of this Agreement shall be binding only if it is recorded in a document signed by or on behalf of the parties to this Agreement. Agreement by the Vendor to a variation shall be deemed to constitute agreement also by CAL, and vice versa.

         (2) Each party shall pay its own costs in relation to the negotiations leading up to the sale of the Business and to the preparation, execution and carrying into effect of this Agreement and of all other documents referred to in it. The Purchaser shall be responsible for all stamp duty or stamp duty reserve tax which may be payable in respect of the transfer of Sale Assets to the Purchaser.

         (3) Interest shall be due at the rate of 4% per annum above the Base Rate of National Westminster Bank plc from time to time from the due date until the actual date of payment (as well before as after judgement) in respect of any payment under this Agreement which is late or in default.


         (4) No provision of this Agreement or of any agreement or arrangement of which it forms part by virtue of which the agreement constituted by all the foregoing is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of such agreement have been furnished to the Director General of Fair Trading pursuant to the terms of
                  Section 24 of that Act and the parties hereto irrevocably authorise the Vendor to furnish such particulars to the said Director General from time to time.

         (5) This Agreement is personal to parties hereto and no benefit, right or obligation of a party hereunder may be assigned by that party without the prior written consent of the other party provided that the Vendor and/or CAL may assign any of its rights and obligations under this Agreement to any member of the Vendor's Group.

         (6) Subject always to Clause 23(5), this Agreement shall be binding upon and enure for the benefit of the personal representatives of or other successors in title to the parties hereto.

         (7) No failure on the part of any party hereto to exercise, and no delay on its part in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other further exercise thereof or the exercise of any other right. The rights and remedies provided in this Agreement are cumulative.

         (8)      This   Agreement   shall  remain  in  full  force  and  effect
                  notwithstanding Completion in respect of obligations remaining to be performed thereafter.

24.      COMMUNICATIONS


         (1) All communications between the parties with respect to this Agreement shall be delivered by hand or sent by pre-paid post (first class if inland, airmail if overseas) or facsimile telecopier to the address of the addressee as set out in this Agreement, or to such other address or facsimile number in Great Britain as the addressee may from time to time have notified for the purposes of this Clause.

         (2) Communications shall be deemed to have been received if delivered by hand, on the day of delivery, or if sent by first class post, two business days after posting exclusive of the day of posting, or if sent by facsimile telecopier, at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at 9.30 a.m. on the next business day.

         (3)      Communications under this Agreement:-

                  (a)      to the Vendor and/or CAL shall be addressed to:

                           The Company Secretary, Courtaulds plc, 50 George Street, London W1A 2BB;

                  (b)      to the Purchaser shall be addressed to:

                           The Managing Director, NP Aerospace Limited, 473 Foleshill Road, Coventry, West Midlands, and

                  (c)      to the Guarantor shall be addressed to:


                           Chief Executive Officer, Reinhold Industries Inc. of 12827 East Imperial Hwy, Santa Fe Springs, CA 90670,


                  or such alternative addressee(s) as the relevant party may notify to the other parties for this purpose.

         (4)      In proving service:-

                  (a) by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

                  (b) by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this Clause;

                  (c) by facsimile telecopier, it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by facsimile telecopier.

24.      PROPER LAW

         This Agreement shall be governed by the Law of England and Wales.

IN WITNESS whereof this Agreement was executed on the date first above written.

                                LIST OF SCHEDULES

No.               Description

1.                The Properties
2.                The Employees
3.                The Equipment and Excluded Equipment
4.                The Excluded Contracts
5.                The Trademarks
6.                The Patents
7.                The Warranties
8.                Prices for the Sale Assets
9.                Pensions

                                 FIRST SCHEDULE

                                     PART 1

                                  THE PROPERTY

ALL THAT Freehold land together with the buildings erected thereon at 473 Foleshill Road Coventry West Midlands as the same is registered at HM Land Registry with Absolute Title under Title Number WM567469


                                     PART 2
                    SALE CONDITIONS RELATING TO THE PROPERTY

1.       SALE AND PURCHASE

         On the Completion Date the Vendor shall in consideration of the sum allocated as the consideration for the Property in the Eighth Schedule transfer (or procure the transfer by CAL of) the freehold interest in the Property to the Purchaser who shall accept such transfer

2.       VACANT POSSESSION

         The Property is sold with vacant possession at the Completion Date.

3.       DEDUCTION OF TITLE TO THE PROPERTY

         Title to the Property has been deduced prior to the date hereof in accordance with Section 110 of the Land Registration Act 1925

4        MATTERS AFFECTING THE PROPERTY

4.1 The Property is sold subject to and where appropriate with the benefit of the following matters (so far as the same are subsisting and capable of affecting the Property):

         4.1.1 all matters contained or referred to in the entries on the Register and filed plan of Title Number WM567469

         4.1.2 all Local Land Charges and other matters whenever registered or registerable (whether registered or not) by any local or other authority

         4.1.3 all easements quasi easements and all other rights and privileges affecting the Property

4.2 The Purchaser shall be deemed to purchase with full knowledge of all matters referred to in this paragraph 4 and shall not raise any objection thereto or requisition thereon (save for any arising from the replies to final searches at HM Land Registry)

5.       PROPERTY REPLIES

The Purchaser hereby acknowledges and admits that the Purchaser has not entered into this Agreement in relation to the Property in reliance wholly or partly on any statement other than the Property Replies or the Warranties in Paragraphs
3.1 to 3.4 of the Seventh Schedule.

6.       TITLE GUARANTEE

The Vendor shall sell (or shall procure that CAL shall sell) with Full Title Guarantee but expressly subject to all matters as are referred to in Condition
3.1.2 of the Standard Conditions of Sale (Third Edition)

7.       DUPLICATE PROPERTY TRANSFER

The Property Transfer shall be prepared and executed by the Purchaser in duplicate and the Purchaser shall arrange for the duplicate to be stamped and denoted at the Purchaser's expense and returned to the Vendor's Solicitors

8.       STANDARD CONDITIONS

The Standard Conditions of Sale (Third Edition) are deemed to be incorporated in this Agreement in so far as they are applicable to a sale by private treaty and are not inconsistent with the other conditions (including this condition) of this Agreement and are to be construed as follows:

8.1 References to "the Seller" shall be deemed to be references to the Vendor or CAL and references to the "the Buyer" shall be deemed to be references to the Purchaser

8.2 The contract rate is the same rate of interest applicable to late payment of any sums due under this Agreement under the provisions of Clause 21(3)

8.3               Standard  Conditions 1.3, 2.2, 2.3,  5.1.1,  5.1.2,  6.1, 6.2,
                  6.7, 6.8, 7, 8 and 9 shall be deleted

9.       COMPLETION

Completion shall take place in accordance with the provisions of Clause 11.

10.      BUILDINGS 14 AND 23

10.1 The Vendor shall procure that the Purchaser shall be entitled as Licensee as from the Completion Date to use the following areas of buildings at 256 Foleshill Road, Coventry:

10.1.1   The existing storage area in Building 14 until 31st May 1998 and

10.1.2 The existing archive storage area in Building 23 until 31st May 1998 and

10.1.3 The area currently occupied by plant and equipment (including telephone switch and file server) in Courtaulds Engineering Pharmaceutical
         Engineering and Technology office block, being Building Number 21A until the 30th September 1998

10.2 Occupation as Licensee under paragraph 10.1 of this Part II shall be subject to the following conditions:-

10.2.1 The Purchaser shall abide by such reasonable requirements as to access and use of the areas as Trackwell Limited shall from time to time stipulate including requirements as to access times and security measures and

10.2.2 The Purchaser shall before the termination dates referred to in paragraph 10.1 of this Part II remove stored items and plant and equipment from the areas and shall make good any damage caused to the areas or any adjoining buildings and

10.2.3 The Purchaser shall indemnify and keep indemnified the Vendor and Trackwell Limited against any claims damage or losses arising from the Purchaser's use of the said areas or from such removal and

10.2.4 Trackwell Limited and the Vendor shall not be liable for any loss damage or injury to the goods of the Purchaser so stored or sited or to any person resorting to the said areas and

10.2.5   The Licence to Use hereby granted is personal to the Purchaser


                                     PART 3

         SITE 2 LEASE AND THE SITE 3 LEASE

1. Subject to the grant of the Court Order referred to in Paragraph 2 of this Part 3 the Vendor shall procure that Trackwell Limited shall execute and deliver to the Purchaser on the Completion Date the Site 2 Lease and the Site 3 Lease and the Purchaser shall sign and deliver to the Vendor on the Completion Date the duplicate of the Site 2 Lease and of the Site 3 Lease.

2. The Purchaser shall and the Vendor shall procure that Trackwell shall use all reasonable endeavours to obtain prior to the Completion Date the grant by a Court of competent jurisdiction of a Court Order authorising the inclusion in each of the Site 2 Lease and the Site 3 Lease of provisions excluding security of tenure under Section 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended).

3. If the Court Order in respect of Site 2 or Site 3 shall not have not been granted by the Completion Date the completion of the Site 2 Lease and for the Site 3 Lease (as the case may be) shall be delayed until seven days after the grant of the Court Order relating to that Site.

4. If the said Court Order shall not have been granted by the Completion Date in respect of Site 2 and/or Site 3 the Purchaser shall be entitled from the Completion Date up to whichever is the earlier of the completion of the Lease for that Site or the expiry of 23 weeks after the Completion Date to occupy the Site in question as Licensee but on the same terms in other respects as contained in the Site 2 Lease or the Site 3 Lease as the case may be as fully as if the same had been granted on the Completion Date.

                                 SECOND SCHEDULE

                                    EMPLOYEES

                      ADMT EMPLOYEES IN ALPHABETICAL ORDER
                  -------------------------------------------
Date:  31 March 1998                                                 Page 1
EMP..........
                                        Status         Bus
               Emp Name                 Type           Unit
               ---------------------    -------        ------
426941         Alger J.M.               AFTP           ADM
434816         Atkinson D.              AFTP           VH
434817         Baker S.                 AFTP           VH
436534         Bansal R.S.              AFTP           SE
436689         Bansal S.K.              AFTP           SE
436702         Bazeley J.B.             AFTP           HE
436703         Beck F.A.                AFTP           SE
436474         Birdee M.S.              AFTP           HE
436704         Birk S.S.                AFTP           HE
436705         Boyce R.                 AFTP           VH
431117         Boyle P.J.               AFTP           SE
416771         Cantes M.J.              AFTP           DE
436509         Carroll L.               AFTP           SE
436707         Cheema J.S.              AFTP           HE
430970         Cheese M.J.              AFTP           TM
433016         Clarke G.D.              AFTP           SE
434550         Cobb W.G.                AFTP           TM
436708         Cole E.                  AFTP           TM
427988         Collins V.E.             AFTP           SE
429111         Cooksley J.A.            AFTP           SE
436709         Corbett P.R.             AFTP           VH
430059         Dalney I.D.              AFTP           SE
436616         Davies C.                AFTP           SE
436711         Davis P.T.               AFTP           TM
436712         Dawson F.                AFTP           HE
436476         Day J.L.                 AFTP           HE
436713         Deasy J.                 AFTP           VH
436503         Eastham D.P.             AFTP           HE
436715         Edwards S.A.             AFTP           TM
431028         Evans G.                 AFTP           SE
436717         Evans J.                 AFTP           TM
436718         Friswell N.M.            AFTP           HE
436719         Frost W.S.               AFTP           HE
435599         Gallemore T.B.           AFTP           TM
436690         Gibbs R.P.               AFTP           SE
437505         Giles J.L.               AFTP           ADM
434546         Gill Y.                  AFTP           TM
427558         Gilpin M.B.              AFTP           SE
428350         Godfrey D.G.             AFTP           TM
436477         Goode N.                 AFTP           HE
434561         Greenway-cole A.         AFTP           DE
429130         Gutteridge S.M.          AFTP           SE
436721         Hall M.J.                AFTP           TM
436628         Harris K.L.              AFTP           SE
436478         Hartland A.E.            AFTP           HE
436722         Hayer K.S.               AFTP           TM
436723         Hayre M.S.               AFTP           TM
436629         Heighington B.A.         AFTP           SE
436409         Hennessy-Dempster        AFTP           HE
436725         Ho H.V.                  AFTP           TM
436726         Hopkin K.                AFTP           TM


ADMT,ACTIVE,ALPHABETICALLY

                      ADMT EMPLOYEES IN ALPHABETICAL ORDER
                  -------------------------------------------

Date:  31 March 1998                                                 Page 2
EMP..........
                                        Status         Bus
               Emp Name                 Type           Unit
               ---------------------    -------        ------

               Howell E.R.              AFTP           TM
               Innocent P.J.            AFTP           HE
               Jeffs D.                 AFTP           TM
               Jenkins K.C.             AFTP           HE
               Jones A.J.               AFTP           HE
               Jones A.M.               AFTP           DE
               Jones P.                 AFTP           SE
               Joshi H.                 AFTP           TM
               Kaila K.S.               AFTP           HE
               Kaila P.S.               AFTP           VH
               Kaur D.                  AFTP           SE
               Kaur K.                  AFTP           SE
               Kelly G.J.               AFTP           TM
               Krishan K.               AFTP           TM
               Last J.                  AFTP           SE
               Lee I.                   AFTP           DE
               Linton M.A.              AFTP           VH
               Long W.J.                AFTP           SE
               Mace G.                  AFTP           VH
               Martin L.                AFTP           ADM
               Matthews N.W.            AFTP           HE
               Matwijiwskyj P.          AFTP           TM
               McGuinness J.            AFTP           SE
               Mcafee D.J.              AFTP           DE
               Mccrindle T.             AFTP           HE
               Medwell R.T.             AFTP           ADM
               Messam S.A.              AFTP           TM
               Middleton J.             AFTP           HE
               Milbourne T.             AFTP           TM
               Millward M.J.            AFTP           SE
               Modi A.N.                AFTP           TM
               Moore B.G.               AFTP           HE
               Moore J.                 AFTP           SE
               Newton M.                AFTP           HE
               Ogrady B.F.              AFTP           TM
               Oldroyd M.               AFTP           DE
               Pabla J.S.               AFTP           TM
               Parekh B.                AFTP           HE
               Parish M.                AFTP           TM
               Patel B.                 AFTP           TM
               Patel S.R.               AFTP           TM
               Paterson I.F.            AFTP           ADM
               Paul C.                  AFTP           TM
               Powell G.S.              AFTP           DE
               Prasad D.                AFTP           TM
               Prestidge R.             AFTP           HE
               Preston J.H.             AFTP           SE
               Purchase C.L.            AFTP           TM
               Quirke J.                AFTP           TM
               Ray S.S.                 AFTP           HE


ADMT,ACTIVE,ALPHABETICALLY

                      ADMT EMPLOYEES IN ALPHABETICAL ORDER
                  -------------------------------------------

Date:  31 March 1998                                                 Page 3
EMP..........
                                        Status         Bus
               Emp Name                 Type           Unit
               ---------------------    -------        ------
436332         Reaney K.T.              AFTP           SE
427788         Rowan J.H.C.             AFTP           DE
436216         Sahota B.                AFTP           SE
433614         Saund R.                 AFTP           HE
425494         Schofield R.             AFTP           DE
434728         Shergill B.              AFTP           ADM
434545         Shield T.M.              AFTP           TM
436765         Simms M.A.               AFTP           TM
436766         Simms W.R.               AFTP           TM
436767         Singh M.                 AFTP           VH
436314         Stansfield D.A.          AFTP           SE
436769         Stew C.                  AFTP           TM
436770         Stilgoe J.W.             AFTP           HE
431721         Sudiwala B.              AFTP           DE
436771         Taylor R.                AFTP           TM
436772         Tromans K.               AFTP           SE
436508         Turner M.D.              AFTP           HE
410417         Turner R.F.              AFTP           DE
437138         Upton G.R.               AFTP           SE
433709         Virdee B.K.              AFTP           SE
436482         Virk H.S.                AFTP           HE
432376         Walker I.J.              AFTP           SE
435603         Weaver K.                AFTP           TM
436774         Whelan M.B.              AFTP           TM
436483         Williams A.              AFTP           HE
436775         Williams A.P.            AFTP           TM
436777         Wooden A.                AFTP           TM












ADMT,ACTIVE,ALPHABETICALLY

                      AFTT EMPLOYEES IN ALPHABETICAL ORDER
                  -------------------------------------------

Date:  31 March 1998                                                 Page 1
EMP..........
                                        Status
Emp Name                 Emp  No        Type
--------------------     --------       -------
Curran A.                437136         AFTT
Miller B.                437494         AFTT
Pickering J.             437324         AFTT
Sloan L.M.               437137         AFTT
Walker B.                437524         AFTT
Williams T.M.            437326         AFTT















ADMT.TEMPS

                      APTT EMPLOYEES IN ALPHABETICAL ORDER
                  -------------------------------------------

Date:  31 March 1998                                                 Page 1
EMP..........
                                        Status
Emp Name                 Emp  No        Type
--------------------     --------       -------
Mccloskey P.             436742         APTP
Savage M.                436763         APTP
Pointer   M.                            APTT














ADMT.APTT

                                 THIRD SCHEDULE

Part 1

KEY ITEMS OF EQUIPMENT






Part 2

EXCLUDED EQUIPMENT

                                    COMBINED

List of major items of Plant and Machinery
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                   LOCATION       COST      ACC DEP'N      NBV
NO        NO        BOUGHT                                                           31/3/98        31/3/98
3                   91/92     DIFFENBACHER PRESSES          SITE 1         613279.00 362139.50      251139.50
89003     405/707   89/90     AUTOCLAVE                     SITE 3 COMP    220292.39 176233.91       44058.48
89001     7213      89/90     SIMPLEKAMP PRESS              SITE 3 COMP    219999.68 219999.98           0.00
5                   92/93     CNC ROUTER                    SITE 1         208395.00 121396.50       86998.50
91066               93/94     TESTING FACILITY              SITE 3 COMP    165506.00 165506.00           0.00
34                  92/93     MANIPULATORS                  SITE 2         162545.00  89972.50       72572.50
38                  92/93     ABRASIVE WATER JET            SITE 1         117835.00  68717.50       49117.50
2388                89/90     X-Y TABLE                     SITE 1         116389.00  93111.20       23277.80
                    91/92     CNC ROUTER                    SITE 3 COMP    104160.69  62496.42       41664.27
87047     7071      87/88     SUB STATION                   SITE 3 COMP     98127.00  98127.00           0.00
202                 87/88     INJ PRESS EDS 1600/650        SITE 1          95903.00  95903.00           0.00
7                   92/93     SHAPE CUTTER- XY TABLE        SITE 1          95556.00  53286.00       42270.00
9403                94/95     ROBOT                         SITE 3 COMP     93336.00  62149.62       31186.38
492                 92/93     STEAM GENERATOR               SITE 1          93244.00  46622.00       46622.00
44                  86/87     WATER JET CUTTER              SITE 1          87480.00  87480.00           0.00
37                  92/93     3D TESTING                    SITE 1          80727.00  45863.50       34863.50
9401                93/94     WATER JET UNIT COMP           SITE 1          79288.08  31715.23       47572.85
2490                91/92     CONV OF P59 FOR S2 GLASS      SITE 1          66298.00  39778.80       26519.20
189                 89/90     MOD PRESS 100                 SITE 1          64082.00  51265.60       12816.40
9403                94/95     PRESS                         SITE 3 COMP     61007.99  18302.40       42705.59
7273                85/86     BONE CRAVEN 1000T INJ PRESS   SITE 1          57967.00  57967.00           0.00
44                  86/87     CONV 3 TANL CREW PRESSES      SITE 1          57386.00  57386.00           0.00
111                 80/81     BUCHAN 260T PRESS             SITE 1          53178.00  53178.00           0.00
133                 87/88     SPRINKLER SYS PHASE 1         SITE 1          51778.00  51778.00           0.00
9                   91/92     PAINT SPRAYER                 SITE 2          50000.00  29100.00       20900.00
203                 87/88     INJ PRESS BA750/315 CD        SITE 1          49317.00  49317.00           0.00
304                 94/95     HELMET SPRAY EQUIP DG10 VARIO SITE 3 HELMET   44099.98  13229.99       30869.99
108                 80/81     BIPEL 150/60 SIDE RAM PRESS   SITE 1          42367.00  42367.00           0.00
8                   92/93     SHOT BLASTER                  SITE 2          41000.00  23700.00       17300.00
9513                94/95     REFURB 4 OFFBIP PRESS         SITE 3 HELMET   40633.16  12189.95       28443.21
6                   92/93     PRESS CTRL                    SITE 1          38524.00  22762.00       15762.00
1                   91/92     SHEET CUTTER                  SITE 1          35930.00  21464.00       14466.00
88045     7047      88/89     SMALL AUTOCLAVE               SITE 3 COMP     35232.63  31709.37        3523.26
100                 84/85     STEAM&WATER P31,33,35,36,37HELSITE 1          35080.00  35080.00           0.00
9512                94/95     XY CUTTER                     SITE 3 COMP     35000.00  10500.00       24500.00
9602                95/96     COMBI-UNIT BOOTH/OVEN         SITE 3 HELMET   34578.50   6915.70       27662.80
1887                87/88     INSTRON 6025                  SITE 1          34328.00  34328.00           0.00
1                   92/93     SHEET CUTTER NO.2             SITE 1          34019.00  20411.40       13607.60
2387                88/89     GUYSON RX5900 CABINET         SITE 1          33878.00  30490.20        3387.80
592                 92/93     SUPL INSTL PLANT HEAT OFFICE  SITE 1          33805.00  16902.50       16902.50
2588                88/89     ARSBURG ALLROUNDER INJ PRESS  SITE 1          30766.00  30766.00           0.00
985                 83/84     58 EX EXCO 800T PRESS         SITE 1          30629.00  30629.00           0.00
9611                95/96     AIR COMP SYS                  SITE 3 GENERA   29193.00   5838.60       23354.40
9                   57/58     BALANCE 1957                  SITE 1          28510.00  28510.00           0.00
9510                94/95     PRESS                         SITE 3 HELMET   27885.54   8365.66       19519.88
9                   58/59     BALANCE 1958                  SITE 1          27559.00  27559.00           0.00
177                 85/86     BALLISTIC TEST RIG            SITE 1          27492.00  27492.00           0.00
9604                95/96     SWAD HELMUT IMPRV PU SPRAY EQ SITE 3 HELMET   27000.26   5400.05       21600.21
19                  92/93     COMPRESSOR                    SITE 1          27000.00  16500.00       10500.00


EXCLUDED ASSETS: FIXTURES & FITTINGS
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                        LOCATION       COST      ACC DEP'N      NBV
NO        NO        BOUGHT                                                                31/3/98        31/3/98
49        7003      87/88     FACTORY PARTITIONS                 SITE 3 COMP    48799.90  48799.90          0.00
80        7077      88/89     HIGH BAY SPRINKLER SYSTEM          SITE 3 COMP    11667.10  10500.39       1166.71
80        7077      88/89     ADDITIONAL SPRINKLER               SITE 3 COMP     6975.00   6277.50        697.50
80        7077      88/89     ADDITIONAL SPRINKLER               SITE 3 COMP     5425.00   4882.50        542.50
80        7077      88/89     SPRINKLER PROTECTION               SITE 3 COMP     9663.50   8697.15        966.35
80        7077      88/89     CENTRAL HEATING SYSTEM             SITE 3 COMP     2815.45   2533.91        281.54
80        7077      88/89     LIGHTING                           SITE 3 COMP     2516.40   2264.76        251.64
80        7077      88/89     LIGHT UNITS                        SITE 3 COMP       51.95     46.76          5.19
80        7077      88/89     GREY CARPET TILES                  SITE 3 COMP     2050.00      0.00          0.00
80        7077      88/89     INSTALL NEW MAINS CABLE            SITE 3 COMP     5200.00   4680.00        520.00
80        7077      88/89     TEL CONNECTION CHARGE              SITE 3 COMP     2565.00   2308.50        256.50
80        7077      88/89     ELECTRIC WIRING & ALTERATION       SITE 3 COMP     4172.00   3754.80        417.20
80        7077      88/89     B20 INSTALL CHARGE                 SITE 3 COMP      190.00    171.00         19.00
80        7077      88/89     2 DP DESKS SWIVEL ARMCHAIR         SITE 3 COMP      606.90    546.21         60.69
89        7232      88/89     TRENCH FOR PORTAKABIN              SITE 3 COMP      754.34    678.91         75.43
89        7232      88/89     HOT WATER TANK IN B19 TOILET       SITE 3 COMP       97.00     87.30          9.70
89        7232      88/89     POWER DISTRIBUTION IN HIGH BAY     SITE 3 COMP    20058.00  18052.20       2005.80
89        7232      88/89     RELAGGING OF WATER MAIN            SITE 3 COMP      116.33    104.70         11.63
89        7232      88/89     INSTALLATION OF ELECT. SUPP B19    SITE 3 COMP     3920.00   3528.00        392.00
89        7232      88/89     SEE 7077                           SITE 3 COMP    21230.60  19107.54       2123.06
89        7232      88/89     VALVES FOR GAS SUPPLY TO PWRHSE    SITE 3 COMP      687.41    618.67         68.74
89        7232      88/89     REMOVAL ASBESTOS                   SITE 3 COMP     1600.00   1440.00        160.00
89        7232      88/89     GAS SUPPLY                         SITE 3 COMP      460.50    414.45         46.05
89        7232      88/89     APPLIC 1 RE ELECTRICAL CARCASSING  SITE 3 COMP      965.00    868.00         97.00
89        7232      88/89     APPLIC 2 RE ELECTRICAL CARCASSING  SITE 3 COMP     2006.60   1805.94        200.66
89        7232      88/89     APPLIC 2 RE ELECTRICAL CARCASSING  SITE 3 COMP      524.40    471.96         52.44
89        7232      88/89     INSTALL U160 GAS METER & PIPE      SITE 3 COMP     5156.00   4640.40        515.60
89        7232      88/89     GABLE END SCREEN B19               SITE 3 COMP     1872.00   1684.80        187.20
89        7232      88/89     SUPPLY/INSTALL PLASTIC STRIP CURT. SITE 3 COMP      692.68    623.42         69.26
89        7232      88/89     GLAZING IN TRIM SHOP               SITE 3 COMP     1036.00    932.40        103.60
89        7232      88/89     STRIP CURTAIN IN STORE             SITE 3 COMP      846.95    762.26         84.69
89        7232      88/89     6078 LIGHTING                      SITE 3 COMP        0.00      0.00          0.00
89        7232      88/89     LIGHTING IN HIGH BAY               SITE 3 COMP     4326.00   3893.40        432.60
89        7232      88/89     POWERHOUSE/ TOILET 1/3RD           SITE 3 COMP     7550.80   6795.72        755.08
89        7232      88/89     ARCHITECT/ENGINEERS FEES           SITE 3 COMP      799.50    719.55         79.95
89        7232      88/89     STEAM GENERATOR HOUSING            SITE 3 COMP     2816.36   2534.72        281.64
89        7232      88/89     FIRE PROTECT ON LIFT SHAFT         SITE 3 COMP     1164.68   1048.22        116.46
89        7232      88/89     LIFT FOUNDATION                    SITE 3 COMP     1216.65   1094.99        121.66
89        7232      88/89     GOODS LIFT                         SITE 3 COMP     1661.00   1494.90        166.10
89        7232      88/89     GOODS LIFT                         SITE 3 COMP     2491.50   2242.35        249.15
89        7232      88/89     GOODS LIFT                         SITE 3 COMP    12457.50  11211.75       1245.75
89        7232      88/89     FIRE BLANKET                       SITE 3 COMP     1700.00   1530.00        170.00
89        7232      88/89     PROJECT MANAGEMENT                 SITE 3 COMP      104.00     93.60         10.40
89        7232      88/89     SUSPENDED CEILING                  SITE 3 COMP    12736.00  11462.40       1273.60
89        7232      88/89     BONDING/ASSEMBLY:12 BENCHES        SITE 3 COMP     3658.00   3292.20        365.80
89        7232      88/89     BONDING/ASSEMBLY:SHELVING          SITE 3 COMP      861.40    775.26         86.14
89        7232      88/89     PAINT SPRAY: HOLES IN ASBESTOS     SITE 3 COMP      890.00    801.00         89.00
89        7232      88/89     PAINT SPRAY: FIRE DAMPER           SITE 3 COMP      163.00    146.70         16.30
89        7232      88/89     CLEAN ROOM PARTITIONING            SITE 3 COMP     3663.00   3296.70        366.30
89        7232      88/89     EXTRA DUCTWORK                     SITE 3 COMP      315.00    283.50         31.50
89        7232      88/89     ADDITIONAL WORK TO DRAIN           SITE 3 COMP      495.00    445.50         49.50
89        7232      88/89     INSULATED PANEL FOR OVEN           SITE 3 COMP     2674.00   2406.60        267.40
89        7232      88/89     SEAL MEZZANINE FLOOR               SITE 3 COMP      750.55    675.50         75.05
89        7232      88/89     NORTH/SOUTH PARTIT 75% GABLE END   SITE 3 COMP     5616.00   5054.40        561.60
89        7232      88/89     EXCAVATING CONCRETE FIRE ESCAPE    SITE 3 COMP      311.00    279.90         31.50
89        7232      88/89     TOILET & POWERHOUSE B19            SITE 3 COMP     7550.80   6795.72        755.08
89        7232      88/89     INSTALLATION FIR EXIT DOORWAYS     SITE 3 COMP     1150.00   1035.00        115.00
89        7232      88/89     CUTTING OF ASBESTOS                SITE 3 COMP     1190.00   1071.00        119.00
90        7236      88/89     EXCAVATION FIRE ESCAPE PLINTHS     SITE 3 COMP      445.00    400.50         44.50
90        7236      88/89     SUPPLY AND INSTALLATION            SITE 3 COMP    36424.00  32781.60       3642.40
90        7236      88/89     CLEAR CEILING TILES                SITE 3 COMP      239.00    215.10         23.90
90        7236      88/89     INSTALL FIRELINE BOARD             SITE 3 COMP      599.10    539.19         59.91
90        7236      88/89     BLDG 20 PROJECT 21956 DUPLICATE    SITE 3 COMP      894.00    804.60         89.40
90        7236      88/89     BLDG 20 PROJECT 21956              SITE 3 COMP      894.00    804.60         89.40
90                  88/89     ACCRUAL                            SITE 3 COMP     3500.00   3500.00          0.00
91        7237      88/89     BLDG 19 PIPEWORK                   SITE 3 COMP      650.00    585.00         65.00
91        7237      88/89     BLDG 19 PIPEWORK                   SITE 3 COMP      100.00     90.00         10.00
94        7319      88/89     OVHEAD PROJECTOR & SCREEN          SITE 3 COMP      607.00    607.00          0.00
99        7242      88/89     ARMCHAIRS 4 OFF                    SITE 3 COMP      353.60    318.24         35.36
99        7242      88/89     SYSTEMS DEV CHARGE                 SITE 3 COMP     1963.00   1766.70        196.30
100       7260      88/89     2 PEDESTALS                        SITE 3 COMP      183.12    164.80         18.32


EXCLUDED ASSETS:
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                        LOCATION       COST      ACC DEP'N      NBV
NO        NO        BOUGHT                                                                31/3/98        31/3/98
87007     7068      87/88     FLOOR CLEANER(NOT WORKING)-MISSING SITE 3 COMP     2964.51   2964.51            0.00
87010     7028      87/88     MEZZANINE FLOOR BLDG 21            SITE 3 COMP     7831.75   7831.75            0.00
87047     7071      87/88     SUB STATION                        SITE 3 COMP    98127.00  98127.00            0.00
87049     7120      87/88     QUARANTINE STORES                  SITE 3 COMP      535.83    535.83            0.00
87051     7020      87/88     AIR COMPRESSOR                     SITE 3 COMP      513.88    513.88            0.00
88019     7299      88/89     PRESSURISE LAYUP ROOM -Equip.Dism. SITE 3 COMP     4000.00   3600.00          400.00
88076     F.C.P.T.  88/89     CLEAN ROOM AIR CONDITION-Equip.DismSITE 3 COMP     6750.00   6750.00            0.00
88087     F.C.P.T.  88/89     INDUST. VACUUMS                    SITE 3 COMP      173.00    173.00            0.00
89004     7406      89/90     SPRINKLER(POWERHOUSE & TOILETS)    SITE 3 COMP       65.00     52.00           13.00
89005     7406      89/90     SPRINKLER SPARE BOX (POWERHOUSE)   SITE 3 COMP      165.00    132.00           33.00
89006     7406      89/90     SPRINKLERS(POWERHOUSE & TOILETS)   SITE 3 COMP      425.00    340.00           85.00
89021     7429      89/90     O/HEAD CRANE ALARM (BLDG 21)       SITE 3 COMP      750.00    600.00          150.00
89047     7482      89/90     FIRE ALARM SYSTEM BLDG 19          SITE 3 COMP     5654.27   4523.41         1130.86
90002     SC7435    90/91     RESITE DUST CONR M/C               SITE 3 COMP      275.00    192.50           82.50
25                  91/92     WEIGH STATION                      SITE 2           950.00    570.00          380.00
91013     SC7619    91/92     BAG SEALER - MISSING               SITE 3 COMP     2150.00   1290.00          860.00
22                  92/93     WATER TEST                         SITE 2          7157.00   4378.50         2778.50
91018     SC7612    92/93     THERMOCOUPLES                      SITE 3 COMP      275.00    137.50          137.50
91021     SC7612    92/93     REFURBISH ELECTRICS                SITE 3 COMP     1141.00    570.50          570.50
9404/08             93/94     General Labouring-New Seatback CellSITE 3 COM      9015.00   2704.49         4694.32
9403/06             93/94     Electrical Services                SITE 3 COM      3527.00   1058.10         1836.59
952                 94/95     SEATBACK OFFICES                   SITE 3 COMP     1289.00    386.70          902.30
9510      23930     94/95     1 Quart Bottle `                   SITE 3 HEL      1963.52    589.06         1374.46
9510      24330     94/95     Relocation of Vaporax              SITE 3 HEL     11236.00   3370.80         7865.20
9510      24501     94/95     Pipework and 7 drops Site 3        SITE 3 HEL      2369.00    710.70         1658.30
9510      24573     94/95     Electrical Instal-Building 21      SITE 3 HEL      1640.00    492.00         1148.00
9510      25120     94/95     Moving Various Things From Site    SITE 3 HEL       740.00    222.00          518.00
9510      25352     94/95     Installation Systems               SITE 3 HEL       599.00    179.70          419.30
9510      25356     94/95     Sheet Metal Fabrications & Weld    SITE 3 HEL       690.00    207.00          483.00
9510      25634     94/95     Relocation of Vaporax              SITE 3 HEL      7865.20   2359.56         5505.64
9510      25635     94/95     Relocation of Vaporax              SITE 3 HEL      3370.80   1011.24         2359.56
9510      25831     94/95     Misc. Helmet cell Installation     SITE 3 HEL        71.04     21.31           49.73
9510      25835     94/95     Pipework Installation              SITE 3 HEL      1152.00    345.60          806.40
9510      26000     94/95     Hydaulic Tank Assembly             SITE 3 HEL      4411.00   1323.30         3087.70
9510      26039     94/95     Plywood                            SITE 3 HEL       234.79     70.44          164.35
9510      26109     94/95     Leyland Floor Paint                SITE 3 HEL       129.00     38.70           90.30
9510      26145     94/95     Sheet Metal Fabrication & Welding  SITE 3 HEL      4500.00   1350.00         3150.00
9510      26343     94/95     Floor Paint                        SITE 3 HEL       110.60     33.18           77.42
9510      26416     94/95     Press & Equipment Installation     SITE 3 HEL      5000.00   1500.00         3500.00
9510      26419     94/95     Sheet Metal Fabrication & Welding  SITE 3 HEL       720.00    216.00          504.00
9510      26422     94/95     Sheet Metal Fabrication & Welding  SITE 3 HEL       286.00     85.80          200.20
9510      26432     94/95     OSMA Soil & Vent Systems           SITE 3 HEL        13.94      4.18            9.76
9510      26432     94/95     OSMA Soil & Vent Systems           SITE 3 HEL       193.73     58.12          135.61
9510      26522     94/95     Collection                         SITE 3 HEL       263.21     78.96          184.25
9510      26624     94/95     Supply & Installation of Dryer     SITE 3 HEL       228.00     68.40          159.60
9510      26914     94/95     Track Bend                         SITE 3 HEL      1429.25    428.78         1000.48
9510      27264     94/95     Snowrex                            SITE 3 HEL      1950.00    585.00         1365.00
9510      27313     94/95     New water Supply & Drain           SITE 3 HEL       162.50     48.75          113.75
9510      27725     94/95     Screws & Caps                      SITE 3 HEL      1224.00    367.20          856.80
9510      28129     94/95     Installation                       SITE 3 HEL       225.00     67.50          157.50
9510      28160     94/95     Water Cooling Sys. & Light. Inst.  SITE 3 HEL      3321.00    996.30         2324.70
9510      28475     94/95                                        SITE 3 HEL      2888.00    866.40         2021.60
9510      28634     94/95     Supp. & Install. of Steam Supp. SysSITE 3 HEL      5266.00   1579.80         3686.20
9510      29086     94/95     Water Drive Unit                   SITE 3 HEL      4648.00   1394.40         3253.60
9510      29195     94/95     Sealing Ring                       SITE 3 HEL        16.90      5.07           11.83
9510      29610     94/95     Process Valves                     SITE 3 HEL        95.78     28.73           67.05
9510      29702     94/95     Erection of Partition              SITE 3 HEL      1096.00    328.80          767.20
9510      29609     94/95     Various Supplies                   SITE 3 HEL      1285.85    385.76          900.10
9510      29708     94/95     Sheet Metal Fabricating & Welding  SITE 3 HEL       550.00    165.00          385.00
9510      29715     94/95     Mixing Head                        SITE 3 HEL      3717.79   1115.34         2602.45
9510      30294     94/95     Swedish Helmet Cell-Elec. Install  SITE 3 HEL      2054.00    616.20         1437.80
9510      30293     94/95     Swedish Helmet Cell-Elec. Install  SITE 3 HEL        38.00     11.40           26.60
9510      30948     94/95     Swedish Helmet Cell                SITE 3 HEL      1006.64    301.99          704.65
9510      30319     94/95     Swedish Helmet Cell-Elec. Install  SITE 3 HEL       815.00    244.50          570.50
9510      30314     94/95     Swedish Helmet Cell-Elec. Install  SITE 3 HEL       931.00    279.30          651.70
9510      30293     94/95     Swedish Helmet Cell-Elec. Install  SITE 3 HEL       739.00    221.70          517.30
9510      30498     94/95     Swedish Helmet Cell                SITE 3 HEL       826.64    247.99          578.65
9510                94/95     Capex Accrual Swedish Helmet Cell  SITE 3 HEL     19549.00   5864.70        13684.30
9510                95/96     REVERSE ACCRUAL FROM 1994-95       SIEE 3 HELM   (14088.00) -2817.60       -11270.40



EXCLUDED ASSETS: LAND AND BUILDINGS
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                        LOCATION       COST      ACC DEP'N      NBV
NO        NO        BOUGHT                                                                31/3/98        31/3/98
1         7003      87/88     OFFICE BLDG 21A                    SITE 3 COMP    157910.69 157910.69           0.00
2         7003      87/88     FACTORY BLDG (BLDG 21)             SITE 3 COMP     47402.14  47402.14           0.00
3         7003      87/88     FACTORY BLDG REPAIRS (BLDG 21)     SITE 3 COMP     39257.00  35331.30           0.00
4         7003      87/88     SUPPLY & LAY CARPET & MARLEY VINYL SITE 3 COMP       853.00    853.00           0.00
1         7223      88/89     STAIRWAY PARTITION                 SITE 3 COMP       409.53    368.58          40.95
2         7077      88/89     STAIRWAY PARTITION                 SITE 3 COMP       830.00    747.00          83.00
4         6066      88/89     WORK AT BLDG 20                    SITE 3 COMP      1703.00   1532.70         170.30
10        7003      88/89     CAM OFFICE PROJ 16406R (BLDG 21A)  SITE 3 COMP      1014.05    912.65         101.40
11        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP      1220.00   1098.00         122.00
12        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP       758.00    682.20          75.80
13        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP        76.00     68.40           7.60
15        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP      6525.00   5872.50         652.50
15                  88/89     ALTER OFFICE DOORS (BLDG 21A)      SITE 3 COMP        50.00     45.00           5.00
15                  88/89     ROOFLIGHT B20 BAY 4                SITE 3 COMP       470.50    423.45          47.05
15        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP      3305.61   2975.05         330.56
15        7003      88/89     REFURB BLDG 21 PROJ 16393          SITE 3 COMP      5300.42   4770.37         530.05
3         7077      88/89     SUPPLY INST EQUIP BLDG 20          SITE 3 COMP     41126.40  37013.76        4112.64
5         7003      89/90     PROJ 16406R BLDG 21A               SITE 3 COMP      2944.00   2355.20         588.80
8         SC7501    90/91     FACTORY REFRESHMENT AREA           SITE 3 COMP      4656.35   3259.45        1396.90
12        SC7525    90/91     SUSPENDED CEILING                  SITE 3 COMP      4283.00   2998.10        1284.90
13        SC7523    90/91     LIGHT IN QA LABORATORY             SITE 3 COMP       653.00    457.10         195.90
14        SC7488    90/91     BLDG 19 EXT                        SITE 3 COMP    155132.12 108592.48       46539.64
15        SC7624    91/92     STORE AREA FOR FLAMMABLE ITEMS     SITE 3 COMP      2662.00   1597.20        1064.80
21                  92/93     SECURITY FOR LA                    SITE 2          13933.00   5779.90        8153.10
14                  92/93     BLDG SERVICES                      SITE 2          36259.00  12577.70       23681.30
16        SC7488    92/93     RYTON HEAT VENT RETENTION          SITE 3 COMP       942.38    471.19         471.19
17        SC7705    92/93     CONTRIB TO CEL SITE REFURB         SITE 3 COMP     60000.00  30000.00       30000.00
18        B9412     93/94     BOUNDRY FENCE SITE 2-3             SITE 3 COMP     25000.00  10000.00       15000.00
9414                93/94     SPRINKLER SYS FOR SITES 2-3        SITES 2 & 3     45055.00  11263.75       33791.25
                    93/94     TRF                                SITE 3 COMP    (10000.00)-10000.00           0.00
9524                94/95     FOUNDATIONS SEAT BACK CELL         SITE 3 COMP     10908.62   2181.72        8726.90
9414                94/95     FIRE WATER TANK BASE               SITE 3 HELME     6392.32   1278.47        5113.85
9510                94/95     M/C BASE & DUCTING UNIT            SITE 3 HELME     3000.00    600.00        2400.00
9510                94/95     PRE DILING OF SLAB                 SITE 3 HELME     5950.00   1190.00        4760.00
9510                94/95     BASES DUCTS OF SLAB                SITE 3 HELME    24995.00   4999.00       19996.00
9510                94/95     M/C BASES & DUCTING                SITE 3 HELME     3000.00    600.00        2400.00
9523                94/95     HELMET PRESS FOUNDATIONS           SITE 3 HELME    35000.00   7000.00       28000.00
9414                94/95     FIRE PUMP HOUSE                    SITES 2 & 3      8333.00   1666.60        6666.40
9523                95/96     HELEMT PRESS FOUNDATION            SITE 3 HELM      1949.77    292.47        1657.30
9704                96/97     Site 2 hazard waste storage bund   SITE 2           1545.00    154.50        1390.50
Total                                                                           747310.13 496874.65      246509.78



EXCLUDED ASSETS: PLANT AND MACHINERY
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                        LOCATION       COST      ACC DEP'N      NBV
NO        NO        BOUGHT                                                                31/3/98        31/3/98
9516      ANTEK     95/96     SEAT MOD                           SITE 3 COMP       510.55    102.11         408.44
88187     ANTEK     88/89     TROLLEY - UNKNOWN                  SITE 3 COMP        58.94     53.05           5.89
88188     ANTEK     88/89     CABLE TIE GUN - UNKNOWN            SITE 3 COMP        40.00     36.00           4.00
88189     ANTEK     88/89     TAPERED TRUCK - UNKNOWN            SITE 3 COMP        85.70     77.13           8.57
                              QUASI PLANT (SEPERATE SHEET)       SITE 3 COMP    387604.73 387604.73           0.00
Total                                                                           629568.34 552973.74       74346.10


EXCLUDED ASSETS: FIXTURES AND FITTINGS
------------------------------------------
ASSET     VOUCH     YEAR      DESCRIPTION                        LOCATION       COST      ACC DEP'N       NBV
NO        NO        BOUGHT                                                                31/3/98         31/3/98
102       7275      88/89     ACCRUAL-RADIATORS                  SITE 3 COMP       200.00    200.00           0.00
103       7278      88/89     ACCRUAL-ELECTRICAL MODIFICATIONS   SITE 3 COMP      3600.00   3600.00           0.00
104       7279      88/89     ACCRUAL-EXTRACATION EQUIP          SITE 3 COMP      5000.00   5000.00           0.00
105       7295      88/89     ACCRUAL                            SITE 3 COMP      1000.00   1000.00           0.00
105       7295      88/89     BLDG 20 KITCHEN EXT SUP            SITE 3 COMP       989.50    890.55          98.95
108       7317      88/89     ACCRUAL                            SITE 3 COMP      4900.00   4900.00           0.00
112       7265      88/89     GRUNDIG 2400L-MISSING              SITE 3 COMP       238.00    238.00           0.00
112       7265      88/89     GRUNDIG 2080-MISSING               SITE 3 COMP       253.00    253.00           0.00
112       7265      88/89     GRUNDIG 535 FOOTCONTROL-MISSING    SITE 3 COMP        22.00     22.00           0.00
112       7265      88/89     GRUNDIG 556/514E HEADSET-MISSING   SITE 3 COMP        15.60     15.60           0.00
112       7265      88/89     GRUNDIG 670 STENO CASSETTES-MISSINGSITE 3 COMP        31.92     31.92           0.00
114       7236      89/90     KICK PLATES TO FIRE ESCAPE         SITE 3 COMP       288.00    230.40          57.60
115       7309      89/90     INSTL FIRE ALARM                   SITE 3 COMP       240.00    192.00          48.00
115       7309      89/90     POWER LIGHT INSTAL                 SITE 3 COMP      1586.25   1269.00         317.25
115       7309      89/90     VACUUM LINES                       SITE 3 COMP      1988.44   1590.75         397.69
115       7309      89/90     MEZZANINE FLOOR                    SITE 3 COMP      9646.70   7717.36        1929.34
115       7309      89/90     BLDG 21 HEATER                     SITE 3 COMP      1950.00   1560.00         390.00
116       7232      89/90     WORK DONE BY RSRCH WORKSHOPS       SITE 3 COMP      5110.00   4088.00        1022.00
116       7232      89/90     ELECTRICAL WIRING BLDG 19          SITE 3 COMP      2573.70   2058.96         514.74
116       7232      89/90     DOORS BLDG 19                      SITE 3 COMP       254.22    203.37          50.85
116       7232      89/90     MALE TOILET DOOR CLOSER BLDG 19    SITE 3 COMP        60.00     48.00          12.00
116       7232      89/90     HEATER CONTROLS BLDG 19            SITE 3 COMP       444.96    355.97          88.99
117       7237      89/90     DRY LINE REAR WALL OF CLEAN ROOM   SITE 3 COMP      1085.00    868.00         217.00
117       7237      89/90     FIXING OF SHEETS BLDG 21           SITE 3 COMP       100.00     80.00          20.00
117       7237      89/90     WORKSURFACE 1781-174               SITE 3 COMP      1607.00   1285.60         321.40
119       7254      89/90     2 MICRO TROLLEYS (MISSING)         SITE 3 COMP       341.70    273.36          68.34
121       7299      89/90     INSTAL OF PRESSURE SYS LAY-UP RM   SITE 3 COMP       943.00    754.40         188.60
121       7299      89/90     ELECTRICAL & PLUMBING WORK LAY-UP  SITE 3 COMP       998.24    798.59         199.65
130       7439      89/90     STRUCTURAL MODIFICATIONS LAY-UP RM SITE 3 COMP      1230.00    984.00         246.00
130       7439      89/90     DECORATION & EXT PARTITIONS (ANTEK)SITE 3 COMP      1495.00   1495.00           0.00
130       7439      89/90     AIR BARRIER IN M/C SHOP            SITE 3 COMP       369.00    369.00           0.00
130       7439      89/90     INSTALL RADIATORS BLDG 23A         SITE 3 COMP       582.92    592.92           0.00
193       FCPT240   89/90     TYPWRITER (MISSING)                SITE 3 COMP       646.00    646.00           0.00
194       FCPT245   89/90     FURNITURE FITTINGS - UNKNOWN       SITE 3 COMP       263.00    263.00           0.00
195       FCPT247   89/90     FURNITURE FITTINGS - UNKNOWN       SITE 3 COMP       299.00    299.00           0.00
196       FCPT248   89/90     FURNITURE FITTINGS - UNKNOWN       SITE 3 COMP       487.00    487.00           0.00
198       FCPT327   89/90     OFFICE PARTITIONS - UNKNOWN        SITE 3 COMP       928.00    928.00           0.00
190       SC7435    90/91     MEDICAL BAY EQUIP                  SITE 3 COMP        99.00     69.30          29.70
197       SC7455    90/91     LAST YR'S WIP                      SITE 3 COMP       396.95    396.95           0.00
198       SC7454    90/91     LAST YR'S WIP                      SITE 3 COMP       134.20    134.20           0.00
199       SC7485    90/91     LAST YR'S WIP                      SITE 3 COMP      4338.00   4338.00           0.00
200       SC7533    90/91     REFURB TOILETS BY MEDICAL ROOM     SITE 3 COMP      5692.00   5692.00           0.00
201       SC7613    90/91     IMPR FIRE ALARMS                   SITE 3 COMP      1591.00    954.60         636.40
208       SC7615    90/91     DICTATION EQUIPMENT - MISSING      SITE 3 COMP       418.40    418.40           0.00
210       SC7625    90/91     EARTH LINK FOR TELEPHONES          SITE 3 COMP        25.00     20.00           5.00
211       SC7625    90/91     1 DDI SET UP                       SITE 3 COMP       600.00    480.00         120.00
212       SC7625    90/91     60 DDI NO CHARGE                   SITE 3 COMP       120.00     96.00          24.00
213       SC7625    90/91     12M ACCESS LINE                    SITE 3 COMP      2750.00   2200.00         550.00
214       SC725     90/91     TELEPHONE SOCKETS                  SITE 3 COMP       341.00    272.80          68.20
217       CAMHQ3    93/94     RUSTIC OAK TABLE - MISSING         SITE 3 COMP       843.50    506.10         337.40
218       SC7706    93/94     FURNITURE- UNKNOWN                 SITE 3 COMP      2415.94   1449.57         966.37
9520                94/95     SEATBACK OFFICES                   SITE 3 COMP      3711.00   1113.30        2597.70
9520                95/96     SEATBACK OFFICES                   SITE 3 COMP       571.15    114.23         456.92
9609                95/96     VENTILATION SYSTEM SEATBACK        SITE 3 COMP     14496.00   2899.20       11596.80
Total                                                                           380195.86 331075.63       47070.23


                                 FOURTH SCHEDULE

                               EXCLUDED CONTRACTS

1. All contracts of insurance to which the Vendor is a party in relation to the Business.

2. The Master Hire Agreements between the Vendor or CAL and Bryan Brothers Contract Hire dated 26 June 1989 relation to vehicles in respect of the Business (as distinct from the individual contract hire agreements for vehicles used in the Business which are included in the Contracts).

3.       All foreign exchange contracts.

                                 FIFTH SCHEDULE

                                   TRADEMARKS

                                 FIFTH SCHEDULE
PAGE 1                                                                                                        17:04:32  30 MAR 1998
Key.......Country........Trademark.Proprietor..........Reg. no...App. no...ClassGoods.........................Renewal due....Status
4048      United Kingdom CAMAC     Courtaulds Aerospace1540039   1540039   17   Fibre or fabric reinforced    30 JUN 2000    REG
                                   Limited                                      polymer materials and
                                                                                components made therefrom;
                                                                                fibre or fabric reinforced
                                                                                polymer products in sheet,
                                                                                rods, or block form, ballistic
                                                                                resistant armour made from
                                                                                fibre or fabric reinforced
                                                                                polymer materials; semi-
                                                                                processed fibre or fabric
                                                                                reinforced plastics materials.

4075      United Kingdom CAMAC     Courtaulds Aerspace1540038    1540038   12   Armoured vehicles; military   30 JUN 2003    REG
                                                                                vehicles; ballistic resistant
                                                                                armour bodies, panels and
                                                                                shields, all for vehicles;
                                                                                all made of fibre or fabric
                                                                                reinforced plastics materials;
                                                                                all included in Class 12; but
                                                                                not including tyres or inner
                                                                                tubes

2 Records Processed


                                 SIXTH SCHEDULE


                                     PATENTS

                                 SIXTH SCHEDULE

Courtaulds plc               31 - Schedule of Patents                                           30 Mar 1998 17:06 Page 1
PPEY

FAM NO.   COUNTRY             APPLN NO.      APPLN DATE     PATENT NO.     TITLE               PATENTEE
PA2882    Uni. Kingdom [EP]   85307848.3     30 Oct 1985    0184902        Helmet              Courtaulds Aerospace Limited
PA2882    Israel              76863          28 Oct 1985    76863          Helmet              National Plastics Ltd
PA2882    South Korea         8017/85        29 Oct 1985    77297          Helmet              National Plastics Ltd
PA2882    U.S.A.              06/790740      24 Oct 1985    4656674        Helmet              National Plastics Ltd
PA3191    United Kingdom      9406609.9      05 Apr 1994    2276933        Hybrid Armour I     Courtaulds Aerospace Limited
PA3192    United Kingdom      9406713.9      05 Apr 1994    2276935        Hybrid Armour II    Courtaulds Aerospace Limited
PA3194    United Kingdom      9406612.3      05 Apr 1994    2276934        Ceramic Armour      Courtaulds Aerospace Limited
PA3195    United Kingdom      9406611.5      05 Apr 1994    2277141        Sandwich Armour     Courtaulds Aerospace Limited

REPORT COMPLETED



                                SEVENTH SCHEDULE


                                   WARRANTIES

1.       THE VENDOR

1.1 (A) Neither the Vendor nor CAL is in voluntary or compulsory liquidation and no receiver or administrative receiver or trustee has been appointed over any of the assets employed in the Business, and (B) the Vendor has full corporate power to carry on the Business as it is now being carried on.

1.2 No unsatisfied judgement, order or award is outstanding against the Vendor nor CAL in relation to the Business and no distress or execution has been levied on, or other process commenced against, any asset of the Vendor or CAL in relation to the Business.

1.3 The Vendor and CAL each have full corporate power and authority to enter into and perform its obligations under this Agreement and the signing of this Agreement does not violate any provision of the Vendor's or CAL's Memorandum and Articles of Association or any order arbitration award judgement or decree to which the Vendor or CAL is a party or by which it is bound.

1.4 The respective Boards of Directors of the Vendor and CAL have taken all action required by law, their Memorandum and Articles of Association or otherwise to authorise the signing and performance of this Agreement by or on behalf of the Vendor and CAL respectively.

1.5 The particulars relating to the Sale Assets set out in the Second, Third, Fourth, Fifth and Sixth Schedules to this Agreement are true and accurate in all material respects.

2.       SALE ASSETS

2.1 The Vendor or CAL owned at the Accounts Date all the assets included in the Accounts and particulars of all fixed assets with a cost in excess of (pound sterling )20,000 acquired or agreed to be acquired by the Vendor or CAL since the Accounts Date are set out in the Disclosure Letter.

2.2 Except for current assets offered for sale or sold in the ordinary course of trading, the Vendor or CAL has not since the Accounts Date disposed of any of the assets included in the list of major items of Equipment set out Part 1 of the Third Schedule or any assets acquired or agreed to be acquired since the Accounts Date with a cost in excess of (pound sterling )20,000.

2.3 The Vendor is entitled to sell and will transfer or procure the sale and transfer of the Sale Assets with full title guarantee on the terms set out in this Agreement and (with exception of stocks purchased in the ordinary course of business) no Sale Asset has been acquired on terms that title does not pass until full payment is made.

2.4 The Vendor's Group has not parted with the ownership, possession or control of, or disposed or agreed to dispose of, or granted or agreed to grant any encumbrance or right of pre-emption in respect of, or offered for sale, its estate or interest in any of the Sale Assets, nor are any such assets the subject of any factoring arrangements, hire purchase, conditional sale or conditional credit agreement save (in the case of Stocks only) in the ordinary course of the Business.

2.5 The Sale Assets, together with the Excluded Assets, comprise all those assets currently used in the Business as carried on by the Vendor at the date of this Agreement which are material to the Business.

2.6 Since the Accounts Date the Vendor or CAL has continued to carry out its usual service and maintenance practices and routines in respect of the Equipment consistent with its past practice in the Business as set in the Agreed Bundle as Document 2.3.

3.       THE PROPERTY

3.1 So far as the Vendor is aware, the Vendor has not received from a third party or local authority any written notice, communication or claim of any nature relating to the Property, which may have a material adverse effect on the Purchaser's use and enjoyment of the Property.

3.2      (a)      The Property,  together with Site 2 and Site 3,  comprises all of the land and premises owned, occupied or otherwise used by the Vendor or CAL for the purposes of the Business.

         (b) The Vendor is in sole and undisputed occupation of the Property.

3.3 So far as the Vendor is aware, the Property is not subject to any outgoings other than uniform business rate (except rating surcharge), water rates and insurance premiums and the Vendor is not at the date of this Agreement in arrears with any such outgoings.

3.4 The Vendor has not received notification that any planning permission affecting the Property has been revoked or modified and a period of three months has expired since the grant of any permission without, so far as the Vendor is aware, any person making either an application under Order 53 of the rules of the Supreme Court or an application under s 288 Town and Country Act 1990, and no application for planning permission or appeal against the refusal, deemed refusal or conditional grant of planning permission is awaiting determination.

4.       ACCOUNTS AND FINANCIAL

4.1 The Accounts fairly state the position of the Business at the Accounts Date and the profits or losses of the Business for the year ended on the Accounts Date. For the purposes of interpreting this Warranty this Warranty is given only by reference to the Accounting Policies and otherwise, so far as consistent with the Accounting Policies and with accounting principles and practices consistently applied by the Vendor or CAL in the statutory accounts of CAL, generally accepted accounting principles and practices in the United Kingdom.

4.2 All accounts, books, ledgers, financial and other key records of the Business are under the ownership or control of the Vendor and include all records and documents required to be kept by statute. So far as the Vendor is aware all such records and documents required to be kept by statute have been maintained in accordance with the law in all material respects.

5.       PERIOD SINCE THE ACCOUNTS DATE

         Since the Accounts Date:-

         (a) the Business has been carried on in a normal and proper manner and so as to maintain the same as a going concern in all material respects, and

         (b) neither the Vendor nor CAL in relation to the Business, has entered into any unusual contract or commitment or otherwise departed from its normal course of trading in any material respect;

         (c) save for matters affecting like businesses in a similar way, there has been no material adverse change in the Business's financial or trading position taken as a whole; and

         (d) no substantial supplier to or customer of the Business has ceased, or so far as the Vendor is aware notified the Vendor or CAL that it will cease, purchasing from or supplying to the Business, or has materially reduced, or so far as the Vendor is aware notified the Vendor or CAL that it will or is intending to materially reduce, the level of its purchases from or supplies to the Business, and for this purpose "substantial" means a person whose supplies or orders constitute 5 per cent. or more of the supplies or orders of the Business;

6.       CONTRACTS AND COMMITMENTS

6.1      None of the Contracts:-

         (a)      was entered into  outside the ordinary course of the Business;
                  or

         (b) is incapable of performance with its terms within six months of the date on which it was entered into or undertaken; or

         (c) involves the supply of goods the aggregate sales value of which will represent in excess of 5 per cent of the turnover expected by the Vendor for the current financial year for the Business; or

         (d) is expected so far as the Vendor is aware to result in a loss on completion of performance

         Provided that this sub-clauses (a), (b) and (c) of this Warranty shall not apply to any Contract the material terms of which are disclosed in the Disclosure Letter.

6.2      (a)      Neither the Vendor nor CAL has received any written  notice of any breach or default by a member of the Vendor's Group of any of the Contracts which may have a material adverse effect on the financial or trading position of the Business.

         (b) So far as the Vendor is aware no party, to any Contract is in breach or default of any of the Contracts which may have a material adverse effect on the financial or trading position of the Business.

6.3 The signing and completion of this Agreement by the Vendor will not violate any provision of or result in the acceleration of any obligation under any material Contract or, under the express terms of the material Contract concerned, give rise to any right of any party thereto to terminate, or to the automatic termination of, any of the Contracts.

6.4 None of the Contracts contains any covenant which will under its terms limit the freedom of the Purchaser to compete in any line of business presently conducted by the Business or to compete in any such line of business in any particular geographical area or otherwise restrict the Purchaser as to the manner or location in which it may carry on any part of the Business, Provided that this Warranty shall not apply to any Contract the material terms of which are disclosed in the Disclosure Letter.

6.5 Neither the Vendor nor CAL in relation to the Business is a party to any material contract or arrangement with a member of the Vendor's Group which is not of an arm's length nature Provided that this Warranty shall not apply to any Contract the material terms of which are disclosed in the Disclosure Letter.

6.6 The Vendor is not in relation to the Business a member of any partnership or joint venture.

6.7 So far as the Vendor is aware nothing has been done, agreed to be done or omitted to be done as a result of which either (i) any material investment or other material grant paid for use in the Business is liable to be refunded in whole or in part or (ii) any such material grant for which application has been made will or may not be paid or may be reduced (whether as a result of the transaction contemplated by this Agreement or otherwise).

6.8 The copies of the agency and distribution agreements provided to the Purchaser and identified in Documents [6. to 6.44] in the Agreed Bundle comprise the only material current such agreements relating to the Business and so far as the Vendor is aware disclose all the material current terms of such contracts, and such contracts have not been materially modified or varied otherwise than as disclosed to the Purchaser in the Disclosure Letter.

6.9 So far as the Vendor is aware, the Vendor is not obliged to pay any finders fee or other commission to any person in respect of the sale of the Business.

6.10 A copy of the standard conditions of sale used by the Business has been disclosed to the Purchaser. In respect of any Contract which is material to the Business no obligations (save as provided in such conditions of sale and/or as may be implied by applicable law) have been accepted by the Vendor or CAL to service, repair, maintain, take back or otherwise provide any service after the Effective Time in respect of defective products supplied by the Business.

7.       INTELLECTUAL PROPERTY

7.1 Details of all registered intellectual property (including applications to register the same) owned by the Vendor or CAL in relation to the Business and which are material to the operation of the Business are set out in the Fifth and Sixth Schedules to this Agreement.

7.2 Details are set out in the Disclosure Letter of all licence and other agreements relating to intellectual property to which the Vendor or CAL are a party in relation to the Business (whether as licensor or licensee). Neither the Vendor nor CAL has received written notice that it is in breach of any material provision of any such agreement and so far as the Vendor is aware no third party is in breach of any such agreement.

7.3 Neither the Vendor nor CAL has received written notice of any claim that the activities of the Vendor or CAL in relation to the Business infringe any intellectual property rights of any third party in any material respect, and neither the Vendor nor CAL pays any royalty or other payment to any third party in respect of its Intellectual Property or any processes in respect of the Business.

7.4 The Vendor does not in relation to the Business, carry on business under a name other than its own corporate name or the Name or a name which is part of the Intellectual Property.

7.5 None of the computer systems used by the Vendor or CAL exclusively in relation to the Business is wholly or partly dependent on any other system or software of or used by a member of the Vendor's Group which will not transfer to the Purchaser (whether as a transferred asset or a right to use under the Contracts) under the terms of this Agreement.

7.6 All software used by the Vendor or CAL in its conduct of the Business is owned by the Vendor or CAL or is the subject of a valid grant of rights (all material terms which have been disclosed in the Disclosure Letter) to the Vendor or CAL.

7.7      Other  than in the  ordinary  course  of the  Business  or  subject  to appropriate confidentiality undertakings, the Companies have not disclosed any material Intellectual Property or know-how, trade secrets or customer lists of the Business to any third party.

7.8 The Companies have not since the Accounts Date other than in the ordinary course of business to the UK Ministry of Defence assigned or licensed to any third party or otherwise transferred away from the Business any intellectual property rights concerning the manufacture of Vehicles, the absence of rights to which would have a material effect on the ability of the Purchaser to operate the Business in the same manner as such has been operated by the Vendor.

8.       COMPLIANCE WITH LAWS AND GOVERNMENTAL PERMITS

8.1 Neither the Vendor nor CAL in relation to the Business, has received written notice:-

         (a) that it has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of the Vendor nor CAL; or

         (b) that any of the products currently sold by the Business contravene any UK, European or other laws or regulations,

         where the contravention concerned may have a materially adverse effect on the operation of the Business.

8.2 So far as the Vendor is aware, the Vendor or CAL in relation to the Business, has all licences (including statutory licences) authorisations and registrations and consents the absence of which would materially affect the ability of the Vendor's Group to carry on the Business. Neither the Vendor nor CAL has received any written notice of the revocation, suspension or modifications of any of those licences or consents. So far as the Vendor is aware there is no reason why any of such permits, licences, permissions and consents may be revoked or not renewed in the ordinary course.

9.       LITIGATION ETC.

9.1 The Vendor is not in relation to the Business engaged in any litigation or arbitration proceedings in relation to a sum in excess of (pound sterling )2,000, as plaintiff or defendant and, so far as the Vendor is aware, there are no such proceedings pending or threatened, either by or against the Vendor in relation to the Business.

9.2 So far as the Vendor is aware, there is no material dispute with any revenue, or other official, department in the United Kingdom or elsewhere, in relation to the affairs of the Business.

9.3 There is not and has not been in the three years preceding the date of this Agreement any material dispute with the relevant authorities relating to tax or social security matters of the Vendor or CAL, in relation to the Business.

9.4 The Disclosure Letter discloses all claims made by or disputes arising with customers of the Business since the Accounts Date, of a value in excess of (pound sterling )20,000, relating to defective products supplied by the Business.

10.      COMPETITION

10.1 Neither the Vendor nor CAL in respect of the Business is prevented by any judgements from carrying on their business operations or from competing with any third parties in any areas of business or at any location.

10.2 Neither the Vendor nor CAL in relation to the Business is a party to any agreement or arrangement, or has been involved in any business practice, in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has sales.

10.3 Neither the Vendor nor CAL in relation to the Business is a party to any agreement or arrangement and is not involved in any business practice in respect of which:

         (a) any request for information, statement of objections or similar matter has been received by the Vendor or CAL from any court, tribunal, governmental, national or supra-national authority; or

         (b) an application for negative clearance or exemption has been made by the Vendor or CAL to the Commission of the European Union; or

         (c)      any  covenants   have   been   given   to   any   third  party
                  preventing the Business completing with any other party in any part of the World.

11.      INSURANCES

11.1 The Disclosure Letter contains a summary of all insurance policies maintained by the Vendor or CAL in respect of the Business (the "Policies"). The premiums related to such insurance coverage are currently and fully paid. No claim under any Policy in respect of the Business is outstanding.

11.2 The Disclosure Letter contains an accurate summary of claims under such policies for sums in excess of (pound sterling )20,000 which have been made by the Vendor or CAL in respect of the Business in the period of 3 years prior to the date of this Agreement.

12.      EMPLOYMENT MATTERS

12.1 All of the Employees are employed by the Vendor in connection with the Business and no other person other than the Employees is now employed in connection with the Business by the Vendor or CAL, and as at the date of this Agreement neither the Vendor nor CAL has made any offer of employment in respect of the Business which is still outstanding.

12.2 All terms and conditions of employment of the current employees of the Business are disclosed accurately in all material respects in the Disclosure Letter, and so far as the Vendor is aware there are disclosed in the Second Schedule and/or the Disclosure Letter in all respects accurate particulars of the name, commencement date, age, position and salary of each of such Employees and whether each Employee is a member of the Courtaulds Scheme. Save as disclosed in the Second Schedule and in the Disclosure Letter, there is no remuneration or other benefits to such Employees or their dependants to which any of them are legally entitled (whether now or in the future) including (without limitation) profit sharing, incentive, bonus, commission or other similar arrangements which relate to the Employees or any of them.

12.3 There is no outstanding legally binding commitment to increase the remuneration payable or other benefits provided to any of the Employees in any material respects.

12.4 The employment or engagement of each of the Employees may be terminated by not more than three (3) months notice given at any time without liability for payment of compensation or damages (other than compensation payable by law (including without limitation statute, statutory instrument and regulation)).

12.5 No senior Employee has given, or has been given, notice of termination of his employment or has given an indication of his intention to terminate his employment, and no such Employee is the subject of any disciplinary action, grievance procedure or legal action.

12.6 No trade unions or other organisations are recognised for collective bargaining purposes in respect of the Business. Neither the Vendor nor CAL in relation to the Business, is a party to any collective agreement, dismissal procedures agreement or union membership agreement.

12.7 So far as the Vendor is aware, no material dispute, claim or proceeding is subsisting between the Vendor and any Employee or former employee of the Business, whether arising under contract or common law or statute.

12.8     There is not, and during the twelve  months  preceding the date of this
         Agreement  there  has  not  been,  any  collective   industrial  action
         affecting the Business in any material respect.

12.9 The Vendor or CAL has in respect of all Employees complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between the employer and the Employees or any recognised trade union.

12.10 Apart from usual wage or salary payments there are no amounts outstanding to any of the Employees and no liability has been incurred by the Vendor in relation to the Employees which remains undischarged for breach of any contract of service or for redundancy payments, statutory or otherwise, (including protective awards) or for compensation or any awards under any employment legislation or regulations or for wrongful dismissal or unfair dismissal or otherwise and no order has been made at any time for the reinstatement or re-engagement of any of the Employees and no such order is outstanding in relation to any person formerly employed or engaged in the Business.

12.11 Neither the Vendor nor CAL has agreed to pay any commission, bonus or other payment to any of the Employees in respect of the sale of the Business.

13.      PENSIONS

13.1 The Courtaulds Scheme is the only arrangement to which the Vendor makes or could become liable to make payments for providing retirement death, disability, life assurance or medical benefits, or otherwise to provide "relevant benefits" within the meaning of section 612 Taxes Act, to or for any of the Employees or their dependants. No proposal has been announced to establish any other scheme for providing any such benefits and neither the Vendor nor CAL provides or has promised to provide any such benefits in respect of any Employee except under the Courtaulds Scheme.

13.2 The Courtaulds Scheme is an exempt approved scheme within the meaning of Chapter 1 Part XIV of the Income and Corporation Taxes Act 1988. The Employees who are members of the Courtaulds Scheme are contracted out of the State Earnings Related Pension Scheme by reference to the Courtaulds Scheme.

13.3 The Courtaulds Scheme complies with and has been managed in accordance with all applicable laws, regulations and requirements. So far as the Vendor is aware there has been no failure to comply with any applicable law, regulation or requirement which would or might result in the loss of tax approval or qualification of the Courtaulds Scheme.

13.4     The Disclosure Letter contains copies of:-

         (a)      all trust deeds and rules of the Courtaulds  Scheme (including
                  any   draft   amendments)   and  other   documents   currently
                  constituting and governing the Courtaulds Scheme;

         (b) all explanatory booklets and announcements relating to the Courtaulds Scheme of current effect; and
         these documents contain details of benefits payable under the Courtaulds Scheme in respect of the Employees. No power to increase those benefits or to provide different benefits has been exercised in respect of the Employees.

13.5     The  Vendor  has   notified   the   Purchaser  of  the  rate  at  which
         contributions or premiums to the Courtaulds Scheme are paid and the basis on which they are calculated and whether they are paid in advance or in arrears. All amounts due to the Courtaulds Scheme in respect of the Employees have been paid. The Vendor has not made any commitment which would have the effect of increasing the level of contributions or premiums to any of Courtaulds Schemes.

13.6 The Courtaulds Scheme has not commenced winding-up or ceased to admit new members.

13.7 So far as the Vendor is aware, there are no claims outstanding or threatened against the trustees of the Courtaulds Scheme by or in respect of any of the Employees.

14.      ENVIRONMENTAL MATTERS

14.1 So far as the Vendor is aware neither the Vendor nor CAL is with respect to the Business in violation of, and the Business as currently conducted does not violate, in any material respect any Environmental Law.

14.2 Neither the Vendor nor CAL has received written notice that or alleging that there exists or has existed in the year preceding the date of this Agreement any statutory nuisance (as defined in Sections 79-85 of the Environmental Protection Act 1990) on or arising from the Properties or any of the other Sale Assets, with respect to or generated by the Business as currently conducted.

14.3 The Business does not produce or use any substances, or use any processes in the manufacture or processing of its products, which are prescribed by the Secretary of State for the Environment, the Environment Agency or any local authority under any applicable Environmental Law.

14.4 Except within the course of regular inspections by the competent authorities under the respective national laws neither the Vendor nor CAL in respect of the Business has been the subject of any environmental audit or investigation by or at the request of any administrative or regulatory authority and no objections or complaints relating to environmental matters have been made in writing to the Vendor or CAL in relation to the Business, by any administrative or regulatory authorities concerning its conduct.

14.5 The Companies have obtained all licences required by them in relation to the Business under applicable Environmental Laws in the United Kingdom, the absence of which would render unlawful the carrying on by the Vendor or CAL of the Business in the manner in which it is now carried on.

14.6 Details have been disclosed to the Purchaser of any environmental investigation, study, audit, test or other report concerning environmental issues commissioned by the Vendor or CAL from any third party in relation to the Business or the Property during the last 3 years .

15.      TAXATION

15.1 The Purchaser will not by virtue of its purchase of the Sale Assets from the Vendor under this Agreement become liable for any Taxation primarily payable by the Vendor, or by any company which is or at any time has been a member of the same group as the Vendor for any Taxation purpose, in respect of any period prior to the Effective Time.

15.2 All instruments (other than those which have ceased to have any legal effect) executed in respect of any Sale Assets have been duly stamped.

                                 EIGHTH SCHEDULE

                       CONSIDERATION FOR INDIVIDUAL ASSETS

(1)      the Property
         -        (pound  sterling  )1 plus 40% of such  amount  up to a maximum
                  of(pound   sterling   )1,325,000   by   which   the   Deferred
                  Consideration exceeds(pound sterling )44,000;

(2)      Equipment
         -        (pound  sterling  )1 plus 60% of such  amount  up to a maximum
                  of(pound   sterling   )1,325,000   by   which   the   Deferred
                  Consideration exceeds(pound sterling )44,000;

 (3)     Stocks
         -        The value  of  such  assets as shown  in  the  Working Capital
                  Statement;

(4)      Debts
         - The value of such assets as shown in the Working Capital Statement less (pound sterling )44,000, plus the amount of the Deferred Consideration up to a maximum of (pound sterling) 44,000;

(5)      the benefit of the Contracts and the Records;
         -        (pound sterling )1

(6)      the Trademarks
         -        (pound sterling )1

(7)      the Patents
         - (pound sterling) 1 plus such amount up to a maximum of (pound sterling )50,000 by which the Deferred Consideration exceeds (pound sterling )1,369,000

(8)      the Intellectual Property
         -        (pound sterling )1

(9)      the Goodwill
         - (pound sterling ) 1 plus such amount by which the Deferred Consideration exceeds(pound sterling )1,419,000

                                 NINTH SCHEDULE

PENSIONS

1        Interpretation

         1.1      For the purposes of this Schedule:-
                  1.1.1 "Eligible Employees" means those Employees who at Completion are members of the Vendor's Scheme or who become members prior to the Transfer Date;
                  1.1.2 "Transfer Date" means the first anniversary of the Completion Date or such earlier date as the Vendor and the Purchaser agree in writing;
                  1.1.3 "Transitional Period" means the period commencing on the day immediately after the Completion Date and ending immediately before the Transfer Date;
                  1.1.4    "Vendor's Scheme" means the Courtaulds Pension Scheme
                           or, if the context so requires, its trustees;

         1.2      Words  and  expressions  used in  Chapter I of Part XIV of the
                  Income and Corporation Taxes Act 1988 ("the Act"), or in the Vendor's Scheme, shall have the same meanings in this Schedule.

         1.3 The undertakings by the Purchaser under this Schedule shall be deemed to be given to the Vendor both for its own benefit and as agent for the trustees of the Vendor's Scheme.


2        The Vendor's Scheme

         2.1      The Vendor  shall use  its  reasonable  endeavours  to procure that:
                  2.1.1 subject to the consent of the Commissioners of Inland Revenue (which the Vendor shall use its reasonable endeavours to procure), the Eligible Employees will be permitted to remain members of the Vendor's Scheme and the Purchaser will be permitted to participate in the Vendor's Scheme throughout the Transitional Period; and
                  2.1.2 the Vendor's Scheme will be maintained, in relation to the Eligible Employees, in full force and effect until after the Transfer Date and, except with the consent (such consent not to be unreasonably withheld or delayed) of the Purchaser:-
                           2.1.2.1 its provisions will not be amended in a manner which may materially and adversely affect any of the Eligible Employees prior to the Transfer Date; and
                           2.1.2.2          no  power  or  discretion   will  be
                                            exercised  in  a  manner  which  may
                                            affect  materially and adversely the
                                            interests  under the Vendor's Scheme
                                            of  any  Eligible  Employee  or  any
                                            spouse or dependant of such Eligible
                                            Employee; and
                           2.1.2.3 its provisions will not be amended in a manner which may materially and adversely affect the contributions payable to the Vendor's Scheme by the Purchaser during the Transitional Period.
         2.2      The Purchaser undertakes that it will:-
                  2.2.1 pay to the Vendor or Vendor's Scheme (as the Vendor may direct) contributions in respect of the Transitional Period, calculated at the rate of 6.35% per annum of the Fund Earnings (as defined in the Trust Deed and Rules of the Vendor's Scheme) of the Eligible Employees;
                  2.2.2 comply during the Transitional Period in all other respects with the provisions of the Vendor's Scheme;
                  2.2.3 not do or omit to do during the Transitional Period any act or thing whereby the approval of the Vendor's Scheme as an exempt approved scheme or as a contracted out scheme would or might be prejudiced;

                  2.2.4 not increase the Earnings (as defined in the Trust Deed and Rules of the Vendor's Scheme)of any Eligible Employee during the Transitional Period by a percentage exceeding the percentage increase (if any) in the Index of Retail Prices (All Items) published by the Central Statistical Office over the Transitional Period, Provided that, without prejudice to its liability generally in respect of any breach of this provision, The Purchaser shall, in the event and in respect of any breach of this provision and not later than 14 days after any such increase in breach of this paragraph shall have taken effect, pay to the Vendor's Scheme upon demand by the Vendor such sum as the Vendor's Actuary shall certify as being necessary to meet the cost to the Vendor's Scheme of such excess increase; and

                  2.2.5 not exercise any power, right or discretion conferred on the Purchaser by the Vendor's Scheme except on such terms (whether as to payment of additional contributions or otherwise) as the Vendor may agree.
         2.3 The Vendor and the Purchaser shall take such steps as may be required of them to procure that the Purchaser holds or is named in a contracting-out certificate in relation to the Vendor's Scheme in respect of the Transitional Period and ceases to hold or be named in such certificate with effect from the end of such period.

3        Retirement benefits to be provided by the Purchaser


         The Purchaser shall procure that retirement benefits are made available to and in respect of the Eligible Employees under a retirement benefit scheme or arrangement (referred to in this Schedule as "the Purchaser's Scheme") in relation to periods after the Transfer Date which shall be established as approved by the Pension Schemes Office and which shall have the features and provide the benefits set out in the Annex to this Schedule.

4        Options for Eligible Employees

         The Vendor shall procure that each Eligible Employee will have the option as at the Transfer Date to transfer his interest in the Vendor's Scheme either to the Purchaser's Scheme or to another approved pension policy or to retain his benefits in the Vendor's Scheme, and in each case the benefits under the Vendor's Scheme will be calculated on a past service reserve basis, such calculation to be on a basis commonly used in respect of the withdrawal of participating companies as set out in Clause 14 of the Trust Deed and Rules of the Vendor's Scheme.

5        No assistance to be given by the Purchaser

         The Purchaser undertakes to take no action or assist (whether directly or indirectly) any Eligible Employee or any other person in any claim against the Vendor's Scheme which would result in the Vendor's Scheme having to pay a larger amount than the value referred to in Paragraph 4 above to the Purchaser's Scheme.

                               to Ninth Schedule


                                 PROJECT ARGENT
                                 --------------
                  Summary of Proposed Employee Benefit Schemes
                  --------------------------------------------

Group Personal Pension Scheme
-----------------------------
 .    Contributions:
     Employer            :         8% of total earnings
     Employee            :         2% of total earnings

 .    Benefits; see attached illustration of retirement Benefits

 .    National Insurance - full Contracted-In rate


Group Death In Service Scheme
-----------------------------
 .    Life Assurance Benefit:
     Pension Scheme Members        :    4 x total earnings
     All other permanent employees :    1 x total earnings

 .    Spouse's Death In Service Pension:
     Pension Scheme Members        :    20% of total earnings, with
                                        escalation in line with RPI up to
                                             5% to maximum

Group Permanent Health Insurance Scheme
---------------------------------------
 .    Provided for members of Courtaulds Pension Scheme only

 .    Level Benefit of 50% of total earnings

 .    Deferred period of 26 weeks







Note
----

RPI = Retail Price Index ie price inflation

                    Illustration of Retirement Benefits (B)

          Pension at Retirement as percentage of pensionable earnings

                       (GPPS Benefits with 3% escalation)

Age now             Estimate of         Estimate of         Total pension       Pension
                    pension from        SERPS at age        at age 65           provided from
                    new scheme at       65                                      current
                    age 65 from 10%                                             scheme
                    contributions
                         (a)                (b)               (a)+(b)
                          %                  %                   %                   %
25                       50                  14                  64                  66

30                       41                  12                  53                  53

35                       34                  11                  45                  45

40                       27                  11                  38                  38

45                       20                  10                  30                  30

50                       14                  9                   23                  23

55                       8                   8                   16                  16

60                       4                   5                   9                   9

(i)  Figures are shown for future service for members at five-year age intervals.  Benefits for earlier service will be in addition, as with the Basic State Pension.

(ii) Figures assume current pensionable earnings of pound sterling 20,000 and that investment returns exceed earnings increases by 2% per annum.  The assumptions used are for illustration purposes and are not guaranteed. Final benefits will depend on actual experience of Investment returns, earnings increases etc.  The assumptions used are designed to be realistic for a long period in the future.

(iii)All pensions include an allowance for 50% spouse's pension on death in retirement although the member will have the option in the new scheme whether to purchase a larger single life pension only. Inland Revenue maximum benefits will apply in all cases.

(iv) Pensions under the new scheme will increase in payment by 3% pa compound.

(v)  Benefits relate to men retiring at age 65.  For women the SERPS pension would be a smaller amount but payable from age 60.

(vi) If a member contracts-out, then the pension available from "protected rights" contributions will replace the SERPS pension.

SIGNED BY    /S/ PAUL A. HENDRICK
---------
duly authorised for and on behalf of                                   )
COURTAULDS PLC                                                         )
--------------
in the presence of:-  /S/ ADRIAN COOPER





SIGNED BY    /S/ DENNIS SMITH
---------
duly authorised for and on behalf of                                   )
COURTAULDS AEROSPACE LIMITED                                           )
----------------------------
in the presence of:-  /S/ ADRIAN COOPER





SIGNED BY   /S/ MICHAEL T. FURRY
---------
duly authorised for and on behalf of                                   )
NP AEROSPACE LIMITED                                                   )
--------------------
in the presence of:-  /S/ ADRIAN COOPER





SIGNED BY   /S/ MICHAEL T. FURRY
---------
duly authorised for and on behalf of                                   )
REINHOLD INDUSTRIES INC.                                               )
------------------------
in the presence of:- /S/ ADRIAN COOPER